EXHIBIT 10.04


                                                                  EXECUTION COPY




                          SUBORDINATED CREDIT AGREEMENT


                                   dated as of


                                 August 13, 1999


                          INTERSIL HOLDING CORPORATION
                                   as Borrower

                                       and

                        CITICORP MEZZANINE PARTNERS, L.P.
                                    as Lender

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1.  DEFINITIONS.........................................................................................  1
         SECTION 1.1.......................................................................Certain Defined Terms  1
         SECTION 1.2............................................................................Accounting Terms 21
ARTICLE 2.  AMOUNT AND TERMS OF NOTE AND LOAN................................................................... 21
         SECTION 2.1...............................................................................Loan and Note 21
         SECTION 2.2........................................................................Interest on the Loan 22
         SECTION 2.3....................................................................Prepayments and Payments 23
         SECTION 2.4.............................................................................Use of Proceeds 25
         SECTION 2.5.................................................................................Closing Fee 25
ARTICLE 3.  CONDITIONS TO LOAN.................................................................................. 25
         SECTION 3.1..........................................................................Conditions to Loan 25
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 26
         SECTION 4.1..............................................................Organization and Good Standing 26
         SECTION 4.2.....................................................................Authorization and Power 26
         SECTION 4.3....................................................................No Conflicts or Consents 27
         SECTION 4.4.....................................................................Enforceable Obligations 27
         SECTION 4.5.........................................................................No Event of Default 27
         SECTION 4.6...............................................................Use of Proceeds; Margin Stock 27
         SECTION 4.7...............................................No Financing of Regulated Corporate Takeovers 27
         SECTION 4.8.........................................................................Compliance with Law 27
         SECTION 4.9..........................................................Capital Structure and Subsidiaries 27
         SECTION 4.10.....................................................................Investment Company Act 28
         SECTION 4.11.........................................................Public Utility Holding Company Act 28
         SECTION 4.12........................................................................Financial Condition 28
         SECTION 4.13......................................................................Senior Debt Documents 28
         SECTION 4.14................................................................................Acquisition 28
ARTICLE 5.  AFFIRMATIVE COVENANTS............................................................................... 28
         SECTION 5.1......................................................Financial Statements and Other Reports 29
         SECTION 5.2...................................................................Corporate Existence, Etc. 30
         SECTION 5.3.........................................................Payment of Taxes; Tax Consolidation 30
         SECTION 5.4..................................................................................Inspection 30
         SECTION 5.5..................................................................Compliance with Laws, Etc. 30
         SECTION 5.6.......................................................Maintenance of Accurate Records, Etc. 30
         SECTION 5.7..............................................................................Lender Meeting 31
ARTICLE 6.  NEGATIVE AND FINANCIAL COVENANTS.................................................................... 31
         SECTION 6.1................................................................................Indebtedness 31
         SECTION 6.2................................................................Transactions with Affiliates 34
         SECTION 6.3.........................................................................Restricted Payments 35
         SECTION 6.4.....................................................................................Mergers 38
         SECTION 6.5................................................Asset Dispositions; Sale of Subsidiary Stock 39
         SECTION 6.6................Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries 40
         SECTION 6.7..........................................Amendments with Respect to Senior Credit Agreement 40


ARTICLE 7.  EVENTS OF DEFAULT................................................................................... 41
         SECTION 7.1...........................................................Failure To Make Payments When Due 41
         SECTION 7.2.................................................................Default in Other Agreements 41
         SECTION 7.3..................................................Breach of Certain Covenants and Agreements 41
         SECTION 7.4..........................................................................Breach of Warranty 41
         SECTION 7.5.......................................Involuntary Bankruptcy; Appointment of Receiver, Etc. 41
         SECTION 7.6.........................................Voluntary Bankruptcy; Appointment of Receiver, Etc. 42
         SECTION 7.7...................................................................Judgments and Attachments 42
         SECTION 7.8..................................................................................Agreements 42
ARTICLE 8.  SUBORDINATION....................................................................................... 42
         SECTION 8.1.............................................................Note Subordinate to Senior Debt 43
         SECTION 8.2...................................................Payment Over of Proceeds Upon Dissolution 43
         SECTION 8.3.........................................................No Payment in Certain Circumstances 45
         SECTION 8.4...............................................................Acceleration Rights; Remedies 45
         SECTION 8.5................................................................Payments Otherwise Permitted 46
         SECTION 8.6.............................................Subrogation to Rights of Holders of Senior Debt 46
         SECTION 8.7.................................................Provisions Solely to Define Relative Rights 46
         SECTION 8.8.......................................................No Waiver of Subordination Provisions 47
         SECTION 8.9..................................................................Reliance on Judicial Order 47
         SECTION 8.10..................................................................................Amendment 47
         SECTION 8.11...................................................................................Remedies 47
ARTICLE 9.  MISCELLANEOUS....................................................................................... 48
         SECTION 9.1..................................................................Existing Subordinated Note 48
         SECTION 9.2.............................................................Participations in Loan and Note 48
         SECTION 9.3....................................................................................Expenses 48
         SECTION 9.4...................................................................................Indemnity 49
         SECTION 9.5......................................................................Amendments and Waivers 50
         SECTION 9.6...................................................................Independence of Covenants 50
         SECTION 9.7.....................................................................................Notices 50
         SECTION 9.8...............................................Survival of Warranties and Certain Agreements 51
         SECTION 9.9.......................................Failure or Indulgence Not Waiver; Remedies Cumulative 52
         SECTION 9.10...............................................................................Severability 52
         SECTION 9.11...................................................................................Headings 52
         SECTION 9.12.............................................................................APPLICABLE LAW 52
         SECTION 9.13........................................Successors and Assigns; Subsequent Holders of Notes 52
         SECTION 9.14.............................................Consent to Jurisdiction and Service of Process 52
         SECTION 9.15.......................................................................Waiver of Jury Trial 53
         SECTION 9.16................................................................Counterparts; Effectiveness 53
         SECTION 9.17...................................................................................Entirety 54

Exhibit A.........         -        Form of Note
Exhibit B.........         -        Form of Registration Rights Agreement
Exhibit C.........         -        Form of Warrant
Exhibit D.........         -        Form of Warrant Agreement


Schedule 4.13 - Capital Stock; Subsidiaries

     SUBORDINATED CREDIT AGREEMENT (the "Agreement"), dated as of August 13, 1999, by and between INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Company"), and CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership (the "Lender").

     WHEREAS the Company has requested that the Lender lend to the Company $30,000,000 in order to enable the Company to contribute the same to Intersil Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Intersil"), to partially finance the Acquisition (as defined below), and the Lender is willing to agree to lend such amount on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Lender agree as follows:


                             ARTICLE 1. DEFINITIONS

     SECTION 1.1 Certain Defined Terms.

     The following terms used in this Agreement shall have the following meanings:

     "Acquisition" means the acquisition by Intersil of selected portions of the semiconductor business of the Seller in accordance with the terms of the Purchase Agreement.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Intersil or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) and (iii) above is primarily engaged in a Related Business.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly is in control of, is controlled by, or is under common control with, that Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or by contract or otherwise. Neither the Lender nor any Affiliate of Lender (other than CVC) shall be treated as an Affiliate of any Credit Party or CVC.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Intersil or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Intersil or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of Intersil or any Restricted Subsidiary or (c) any other assets of Intersil or any Restricted Subsidiary outside of the ordinary course of business of Intersil or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to Intersil or by Intersil or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) for purposes of Section 6.5 only, a disposition that constitutes a Restricted Payment permitted by Section 6.3, (iii) a disposition of shares of Capital Stock of Anshan Harris Broadcast Equipment Co. Ltd. and Harris Semiconductor (Suzhou) Co. Ltd. and (iv) disposition of assets with a fair market value of less than $1,000,000).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Debt" means all "Obligations" (as defined in the Senior Credit Agreement as in effect on the date hereof) now or hereafter incurred pursuant to and in accordance with, or under, the terms of the Senior Credit Agreement or the other Senior Debt Documents.

     "Bank Debt Documents" means, collectively, the Senior Credit Agreement, and all "Credit Documents" (as defined in the Senior Credit Agreement).

     "Bankruptcy Code" means Title 11 of the United States Code, as now and hereafter in effect, or any successor statute.

     "Board of Directors" means the Board of Directors of any Credit Party or a Subsidiary of any Credit Party, as applicable, or any duly authorized committee of that Board of Directors.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     "Capital Lease Obligations" of any Person means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Cash Equivalents" means any of the following:

     (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

     (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

     (d) investments in commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

     (e) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Cash Proceeds" means, with respect to any Asset Disposition or Equity Issuance, payments in cash received (including by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom from any Person, including any cash received by way of deferred payment or upon monetization or other disposition of non-cash consideration (including notes or other securities) received in connection therewith.

     "Change in Control" means:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the satisfaction of any other conditions), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Intersil), (for purposes of this clause (a), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the "parent entity"), if such person is the beneficial owner (as so defined), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity); provided, that notwithstanding the foregoing, CVC shall be deemed to beneficially own a majority of the voting power of the Voting Stock of Sterling (or any successor) so long as CVC, employees, officers and directors of CVC and corporations, partnerships and other entities at least a majority of the equity in which is held in the aggregate by CVC and its employees, officers and directors hold in the aggregate no less than a majority of the economic interests in Sterling (or such successor);

     (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors (i) whose election by such Board of Directors or whose nomination for election by the stockholders of Intersil was approved by a vote of a majority of the directors of Intersil then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved or (ii) who were elected to the Board of Directors pursuant to the Stockholders Agreement, as amended, modified or supplemented from time to time) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (c) the merger or consolidation of Intersil with or into another Person or the merger of another Person with or into Intersil, or the sale of all or substantially all the assets of Intersil to another Person, if the securities of Intersil that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Intersil are changed into or exchanged for cash, securities or property, unless (i) pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or (ii) after giving effect to such transaction the Permitted Holders "beneficially own" (as determined pursuant to clause
          (a) above) at least 35% of the total voting power of the Voting Stock of the surviving Person or transferee, as the case may be.

     "Chief Financial Officer" means the highest ranking officer of any company then in charge of the financial matters of such company.

     "Closing Date" means August 13, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Common Stock" means, collectively, the Company's Class A Common Stock, par value $.01 per share, and the Company's Class B Common Stock, par value $.01 per share, and any Capital Stock of the Company issued with respect thereto in a stock split, stock consolidation, share exchange, reclassification or other recapitalization.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive Fiscal Quarters ending at least 45 days (or, if less, the number of days after the end of such Fiscal Quarter as the consolidated financial statements of Intersil shall be provided to the Lender pursuant to this Agreement) prior to the date of such determination to (b) Consolidated Interest Expense for such four Fiscal Quarters; provided, that

     (i) if Intersil or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

     (ii) if Intersil or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Intersil or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

    (iii) if since the beginning of such period Intersil or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Intersil and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Intersil and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (iv) if since the beginning of such period Intersil or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder and including the Acquisition, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (such pro forma calculation, in the case of the Acquisition, to be on substantially the same bases as the pro forma adjustments set forth in the offering circular used in connection with the initial sale of the Subordinated Notes); and

     (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Intersil or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by Intersil or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Intersil (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of Intersil and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between Intersil and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

     "Consolidated Interest Expense" means, for any period, the total interest expense of Intersil and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by Intersil or its Restricted Subsidiaries, without duplication, (a) interest expense attributable to Capital Lease Obligation and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest,
(d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations involving any Interest Rate Agreement (including amortization of fees), (g) Preferred Stock dividends accrued by consolidated Restricted Subsidiaries in respect of all Preferred Stock held by Persons other than Intersil or a Restricted Subsidiary,
(h) interest incurred in connection with Investments in discontinued operations,
(i) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Intersil or any Restricted Subsidiary and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Intersil) in connection with Indebtedness Incurred by such plan or trust and less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs.

     "Consolidated Net Income" means, for any period, the net income of Intersil and its consolidated Subsidiaries; provided, that there shall not be included in such Consolidated Net Income:

     (a) any net income of any Person (other than Intersil) if such Person is not a Restricted Subsidiary, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Intersil or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (b) any net income (or loss) of any Person acquired by Intersil or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (c) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Intersil, except that (i) subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restrictions during such period to Intersil or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (d) any gain (or loss) realized upon the sale or other disposition of any assets of Intersil or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (e)  extraordinary gains or losses; and

     (f)  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of Section 6.3 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(iii)(D) thereof.

     "Contested Claim" means any Tax, Indebtedness, Contingent Liabilities or other claim or liability, (i) the validity or amount of which is being diligently contested in good faith by appropriate proceedings, (ii) which has been bonded or for which appropriate reserves, to the extent required by GAAP, have been established, and (iii) with respect to which any right to execute upon or sell any assets of the Company or its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded, or stayed.

     "Contingent Liabilities" means, as applied to any Person, any guarantees, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent liabilities in accordance with GAAP.

     "Credit Parties" means the Company and Intersil.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

     "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(b) is convertible or exchangeable for indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Subordinated Notes; provided, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Subordinated Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 2.3(a)(ii)(B) and under Section 6.5.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:

     (a) all income tax expense of Intersil and its consolidated Restricted Subsidiaries;

     (b) depreciation expense of Intersil and its consolidated Restricted Subsidiaries;

     (c) amortization expense of Intersil and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

     (d) all other non-cash charges of Intersil and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

     (e) foreign exchange losses with respect to the Malaysian Ringgit incurred prior to the Closing Date;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Intersil by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Equity Issuance" has the meaning set forth in Section 2.3(a)(ii).

     "Event of Default" means each of the events set forth in Article 7 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Existing Preferred Stock" means, collectively, the Company's 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share, to the extent issued and outstanding on the Closing Date.

     "Existing Subordinated Note" means the 11.13% Subordinated Note due 2010 issued by the Company to Seller on the Closing Date in an initial aggregate principal amount of $90,000,000, and any notes issued in exchange, substitution or replacement therefor.

     "Fiscal Quarter" means any fiscal quarter of the Company and its Subsidiaries for financial accounting purposes, which Fiscal Quarters end on the Friday closest to each September 30, December 31, March 31 and June 30 of each calendar year.

     "Fiscal Year" means the fiscal year of the Credit Parties for financial accounting purposes, which fiscal year ends on the Friday closest to June 30 of each calendar year.

     "Foreign Subsidiary" means any Restricted Subsidiary not created or organized in the United States or any state thereof and that conducts substantially all its operations outside the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Harris Loan Obligations" means the loans made by agencies of the Commonwealth of Pennsylvania to Harris outstanding on the Closing Date in an amount not to exceed $4.6 million.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (a) the principal of and premium (if any) in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

     (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or if and to the extent drawn upon, such drawing is reimbursed no later than the tenth (10th) Business Day following payment on the letter of credit);

     (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

     "Initial Interest Payment Date" means February 15, 2000.

     "Interest Notes" has the meaning set forth in Section 2.2(b).

     "Interest Payment Date" means the last day of each Interest Period.

     "Interest Period" means initially the period commencing on the Closing Date and ending on the Initial Interest Payment Date, and, thereafter, each six-month period; provided, that:

     (i) if an Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; and

     (ii) no Interest Period shall extend beyond the Maturity Date.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 6.3:

     (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Lender" has the meaning assigned to that term in the introduction to this Agreement and shall include any assignees of the Loan or Note pursuant to the terms and conditions of Section 10.1 hereof.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or overtly threatened by or before any Governmental Authority.

     "Loan" means the loan made by the Lender to the Company pursuant to Section
2.1 hereof.

     "Loan Documents" shall mean this Agreement, the Notes, the Registration Rights Agreement, the Stockholders Agreement, the Warrant, the Warrant Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, each as amended, supplemented or modified from time to time.

     "Malaysian Business" means the business conducted by the Company in Malaysia on the Closing Date and any business developed thereafter using substantially the same assets.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means, (a) any material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Intersil or the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company, Intersil or any of their respective Subsidiaries to perform under any Loan Document, or (c) a material impairment of the rights of or benefits available to the Lender under any Loan Document.

     "Maturity Date" means July 15, 2010.

     "Net Cash Proceeds" means, with respect to any Asset Disposition or Equity Issuance, (a) the Cash Proceeds received by the Company or any of its Restricted Subsidiaries, minus (b) in case of any Asset Disposition, (i) all legal, title and recording Tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local Taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be, repaid out of the proceeds from such Assets Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, minus (c) in the case of any Equity Issuance, attorney's fees, accountant's fees, underwriters' or placement agents' fees, discounts, commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and taxes paid or payable as a result thereof.

     "Note" means one or more of the notes of the Company issued pursuant to the terms and conditions of Sections 2.1, 2.2(b)(ii) or 9.1 hereof, substantially in the form of Exhibit A hereto.

     "Obligations" means all obligations of every nature of the Credit Parties from time to time owed to the Lender under the Loan Documents.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chief Executive Officer, its President or its Chief Financial Officer; provided, that every Officer's Certificate with respect to the compliance with a condition precedent to the making of a Loan hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with, and (iii) a statement that such condition has been complied with.

     "Permitted Holders" means (i) CVC, (ii) any officer, employee or director of CVC or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors, (iii) any officer, employee or director of the Company, Intersil or any of their Subsidiaries or any trust, partnership or other entity established solely for the benefit of such officers, employees or directors and (iv) in the case of any individual, any Permitted Transferee of such individual (as defined in the Stockholders Agreement), except a Permitted Transferee by virtue of Section 4.4(b)(iv) thereof; provided, however, that in no event shall individuals collectively be deemed to be "Permitted Holders" with respect to more than 30% of the total voting power of the Company or Intersil.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

     (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

     (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, Intersil or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

    (iii) Investments in Cash or Cash Equivalents;

     (iv) receivables owing to the Company, Intersil or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, Intersil or any such Restricted Subsidiary deems reasonable under the circumstances;

     (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company, Intersil or such Restricted Subsidiary;

    (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company, Intersil or any Restricted Subsidiary or in satisfaction of judgments;

   (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 6.5;

     (ix) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's business and otherwise in compliance with the Indenture;

     (x) the Permitted Joint Venture; provided, such Investment is received in exchange for the Malaysian Business or paid for with the proceeds from a disposition of the Malaysian Business; or

     (xi) so long as no Default shall have occurred and be continuing (or result therefrom), any Person engaged in a Related Business in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (xi) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of $25.0 million and, after the first anniversary of the Issue Date, 5.0% of Total Assets with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

     "Permitted Joint Venture" means any joint venture to which Intersil or any Restricted Subsidiary is a party, which includes the Malaysian Business, whether the Malaysian Business is sold or contributed to such joint venture.

     "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were

     (i) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Closing Date, or

     (ii) implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and qualifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period.

     "Purchase Agreement" means the Master Transaction Agreement, dated as of June 2, 1999, by and among the Company, Intersil and Seller, as amended, restated or modified from time to time.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Intersil or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Subordinated Notes Documents, including Indebtedness that Refinances Refinancing Indebtedness; provided, that (a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, that Refinancing Indebtedness shall not include (i) Indebtedness of a Intersil Subsidiary that Refinances Indebtedness of Intersil, or (ii) Indebtedness of Intersil or a Restricted Subsidiary of Intersil that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Registration Rights Agreement" means the Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Lender, and certain other stockholders of the Company signatory thereto in the form of Exhibit B hereto, as the same may be amended, modified, or restated from time to time in accordance with the terms thereof.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Company, Intersil and the Restricted Subsidiaries on the Closing Date.

     "Restricted Payment" with respect to any person means (a) the declaration or payment of any dividends or other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a

Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness which is subordinated to, or ranks pari passu with, the Note (other than the purchase, repurchase or other acquisition of Indebtedness which is subordinated to, or ranks pari passu with, the Note purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (d) the making of any Investment in any Person (other than a Permitted Investment).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Revolving Credit Facilities" means the revolving credit facility contained in the Senior Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any such revolving credit facility.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Debt" means any Indebtedness secured by a Lien.

     "Seller" means Harris Corporation , a Delaware corporation.

     "Senior Agent" means Credit Suisse First Boston, as agent under the Senior Credit Agreement.

     "Senior Credit Agreement" means the Credit Agreement, dated as of the date hereof, by and among the Company, Intersil, the Subsidiary Guarantors thereunder, Senior Agent and all other financial institutions party thereto and any credit agreement which evidences a replacement, substitution, conversion, refunding or Refinancing of the Indebtedness thereunder, in each such case, as such agreement may be amended, restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms and conditions of Section 6.7 hereof. As of any date of determination, unless otherwise indicated in this Agreement, references to the Senior Credit Agreement shall mean the form of Senior Credit Agreement as of such date, regardless of whether the Senior Credit Agreement shall be in effect as of such date.

     "Senior Debt" means Indebtedness under the Bank Debt and the Subordinated Notes now or hereafter incurred and the guarantees by the Company or any Subsidiaries of Intersil of the Bank Debt and the Subordinated Notes now or hereafter granted pursuant to and in accordance with, or under, the terms of the Senior Credit Agreement or the other Senior Debt Documents, the Subordinated Notes or the Subordinated Notes Documents, as the case may be, and any other Indebtedness created after the date hereof that by its terms is senior to or pari passu with any of the foregoing; provided, that Senior Debt shall not include the Existing Subordinated Note of the Company which is subordinate in right of payment to the Notes pursuant to Section 9.1 hereof.

     "Senior Debt Documents" means the Bank Debt Documents and the Subordinated Notes Documents.

     "Senior Default" means (i) an "Event of Default" as defined in the Senior Credit Agreement or (ii) an "Event of Default" as defined in the Subordinated Notes Documents.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Sterling" means Sterling Holding Company, LLC a Delaware limited liability company.

     "Stockholders Agreement" means the Securities Purchase and Holders Agreement among the stockholders of the Company, as in effect on the Closing Date.

     "Subordinated Notes" means the 133% Senior Subordinated Notes due 2009 originally issued by Intersil on the Closing Date in an initial aggregate principal amount of $200,000,000, and any notes issued in exchange, substitution or replacement therefor.

     "Subordinated Notes Documents" means the indentures under which the Subordinated Notes were issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Notes or providing for any guarantee or other rights in respect thereof.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Tax Sharing Agreement" means any tax sharing agreement between Intersil and the Company or any other Person with which Intersil is required to, or is permitted to, file a consolidated, combined or unitary tax return or with which the Company is or could be part of a consolidated group for tax purposes.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any law or any Governmental Authority.

     "Term Loan Facilities" means the term loan facilities contained in the Senior Credit Agreement and any other facility or financing arrangement that Refinances, in whole or in part, any such term loan facility.

     "Total Assets" means the total consolidated assets (calculated in accordance with GAAP) of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

     "Transactions" has the meaning set forth in Section 4.3.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two (2) Business Days prior to such determination.

     Except as described under Section 6.1, whenever it is necessary to determine whether Intersil has complied with any covenant in this Agreement or an Event of Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "Unrestricted Subsidiary" means (i) any Subsidiary of Intersil that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Intersil in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Intersil may designate any Subsidiary of Intersil (including any newly acquired or newly formed Subsidiary of Intersil) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Intersil or any other Subsidiary of Intersil that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 6.3. The Board of Directors of Intersil may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) Intersil could Incur $1.00 of additional Indebtedness under Section 6.1(b)(i) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Intersil shall be evidenced to the Lender by promptly filing with the Lender a copy of the resolution of the Board of Directors of Intersil giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Warrant" means, collectively, one or more warrants to purchase shares of Common Stock issued by the Company in connection with this Agreement, substantially in the form of Exhibit C hereto, as the same may be amended, modified, or restated from time to time.

     "Warrant Agreement" means the Warrant Agreement dated as of the date hereof by and between the Company and the Lender in the form of Exhibit D hereto, as the same may be amended, modified, or restated from time to time.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

     SECTION 1.2 Accounting Terms. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then the Company and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Company shall be the same as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Company and the Lender, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) the Company shall prepare footnotes to each of the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (x) changes in accounting principles required by GAAP and implemented by the Company and (y) changes in accounting principles recommended by the Company's certified public accountants. All effects of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) shall be excluded for purposes of preparation of financial statements and other calculations and information to be provided to the Lender.


                  ARTICLE 2. AMOUNT AND TERMS OF NOTE AND LOAN

     SECTION 2.1 Loan and Note.

     (a) Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lender hereby agrees to lend to the Company on the Closing Date, an amount equal to $30,000,000.

     (b) Payment of Loan. The unpaid principal amount of the Loan plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Maturity Date.

     (c) Note. On the Closing Date, the Company shall execute and deliver to the Lender the Note dated as of the Closing Date, to evidence the Loan made on such date, in the aggregate principal amount of $30,000,000.

     SECTION 2.2 Interest on the Loan.

     (a) Rate of Interest. Except as provided in Section 2.2(d) below, the Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate equal to 13.50% per annum.

     (b)  Interest Payments.

          (i) Interest shall be payable with respect to the Loan, in arrears on and to each Interest Payment Date commencing on the Initial Interest Payment Date, and upon any prepayment of the Loan (to the extent of accrued interest on the principal amount of the Loan so prepaid) and at maturity of the Loan.

          (ii) On any Interest Payment Date after the Closing Date ("PIK Interest Dates"), the Company may, at its election, pay the unpaid accrued interest with respect to the Loan due on any PIK Interest Date by (A) issuing to the Lender or any other holder of the Notes one or more Notes (the "Interest Notes") in an aggregate principal amount equal to such unpaid accrued interest to be paid on such PIK Interest Date, or (B) adding such unpaid accrued interest to the then outstanding principal amount of the Loan, in either case, minus the amount of such interest paid in cash.

         (iii) All Interest Notes shall have the same terms and conditions as the Note issued pursuant to Section 2.1.

     (c) Post-Default Interest. Following the occurrence and during the continuance of an Event of Default or Senior Default, to the extent permitted by applicable law, the Loan and Interest Notes shall bear interest at a rate equal to 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loan.

     (d) Computation of Interest. Interest on the Loan shall be computed on the basis of a 360-day year. In computing such interest, the date or dates of the making of the Loan shall be included and the date of payment shall be excluded.

     SECTION 2.3 Prepayments and Payments.

     (a)  Prepayments.

          (i)  Voluntary Prepayments. The Company may, upon not less than five
               (5) Business Days and not more than thirty-five (35) Business Days prior written notice to the Lender (which notice shall be irrevocable), at any time and from time to time, prepay the Loan, in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount; provided, that the Company shall prepay the Loan at the prepayment prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable prepayment date:

                                                               % of Principal
Prepayment Date During the Period                                Being Paid
-----------------------------------------------------------------------------

After two years following the Closing Date through and              105%
including August 15, 2002

August 16, 2002 through and including                               104%
         August 15, 2003

August 16, 2003 through and including                               103%
         August 13, 2004

August 14, 2004 through and including                               102%
          August 15, 2005

August 16, 2005 through and including                               101%
         August 15, 2006

August 16, 2006 and thereafter                                      100%

Voluntary prepayments shall be credited against the Loan pursuant to the terms and conditions of Section 2.3(a)(iii). Amounts of the Loan so prepaid may not be reborrowed.

          (ii) Mandatory Prepayments.

          (A) Equity Issuance. To the extent not (x) required by the Senior Credit Agreement to prepay any Senior Debt and/or reduce the commitments for the Senior Debt, (y) required by the Subordinated Notes Documents to prepay Indebtedness thereunder, or (z) voluntarily used by the Company or Intersil to prepay or repay any Senior Debt and/or reduce the commitments for the Bank Debt, upon any issuance of Capital Stock (other than Disqualified Stock) of the Company or Intersil in one or more public offerings (such issuance, an "Equity Issuance") and to the extent permissible under the Senior Debt Documents, the Company shall apply an amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the prepayment of the Loan, all as provided in subsection 2.3(a)(iii) below. Concurrently with the making of any prepayment pursuant to this subsection 2.3(a)(ii)(A), the Company shall deliver to the Lender an Officer's Certificate demonstrating the derivation of Net Cash Proceeds of the Equity Issuance. The Company shall provide Lender at least ten (10) Business Days notice prior to any prepayment under this subsection 2.3(a)(ii)(A).

          (B) Change of Control. Simultaneously with the occurrence of a Change in Control (the "Change of Control Date"), the Lender shall have the right, but not the obligation, to require the prepayment of the Loan in whole, together with a prepayment premium of 1.00% on the then outstanding principal amount of the Loan; provided, that such right shall be subject to the terms of Article 8 and the Senior Debt Documents. Within thirty (30) days following a Change in Control Date, the Company shall give a written notice to the Lender stating that a Change in Control has occurred. The Lender shall, within ten (10) Business Days receipt of such notice, notify the Company if it will require a prepayment hereunder. Any repayment of the Loan, in whole or in part, made in connection with a Change in Control not pursuant to this subsection 2.3(a)(ii)(B) shall be a voluntary prepayment of the Loan made pursuant to subsection 2.3(a)(i).

               (iii) Application of Prepayments. All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loan so prepaid and shall be applied to payment of interest before application to principal. All mandatory prepayments under Section 2.3(a)(ii) shall not include any prepayment premiums. All mandatory prepayments which are applied to principal on the Note will be applied to the scheduled installments in inverse order of maturity thereof. All voluntary prepayments which are applied to principal will be applied to each scheduled installment on a pro rata basis.

     (b) Manner and Time of Payment. All payments by the Company hereunder and under the Note of principal, interest, premium, and fees shall be made without defense, set off, or counterclaim, in same day funds and delivered to the Lender not later than 2:00 P.M. (New York time) on the date due at 399 Park Avenue, 14th Floor, New York, New York, or such other place designated in writing by the Lender and delivered to the Company, for the account of the Lender. Funds received by the Lender after such time shall be deemed to have been paid by the Company on the next succeeding Business Day.

     (c) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Note.

     (d) Notation of Payment. The Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided, that the failure to make (or any error in the making of) a notation of the Loan made under such Note or to notify the Company of the name and address of a transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Note with respect to the Loan and payments of principal or interest on such Note.

     SECTION 2.4 Use of Proceeds.

          (a) Loan. The proceeds of the Loan to be made on the Closing Date shall be used by the Company to make an equity contribution to Intersil to partially finance the Acquisition and for general corporate purposes.

          (b) Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by any Credit Party in any manner which might cause the borrowing or the application of such proceeds to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     SECTION 2.5 Closing Fee. On the Closing Date, the Company shall pay to the Lender a nonrefundable closing fee in the amount of $600,000. Such closing fee shall be nonrefundable under all circumstances.


                          ARTICLE 3. CONDITIONS TO LOAN

     SECTION 3.1 Conditions to Loan. The obligation of the Lender to make the Loan hereunder on the Closing Date is subject to the satisfaction of all of the following conditions:

          (a) Organizational Documents. On or before the Closing Date, the Lender shall have received the following items, each of which shall be in form and substance satisfactory to the Lender and, unless otherwise noted, dated the Closing Date:

               (i) a certified copy of the charter of the each of the Credit Parties certified by the Secretary of the State of the relevant Credit Party's state of incorporation, together with a good standing certificate from the Secretary of State of the relevant Credit Party's state of incorporation to be dated a recent date prior to the Closing Date;

               (ii) a copy of the by-laws of each of the Credit Parties, such copy certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Credit Party;

               (iii) resolutions of the Board of Directors of each of the Credit Parties and, if necessary, shareholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which the relevant Credit Party is a party and any other documents, instruments, and certificates required to be executed by each party thereto in connection therewith, certified as of the Closing Date by the Secretary or an Assistant Secretary of the relevant Credit Party as being in full force and effect without modification or amendment;

               (iv) signature and incumbency certificates of the officers of the Company executing the Loan Documents; and

               (v) executed copies of the Loan Documents and such other documents and information as the Lender may reasonably request.

          (b) Potential Event of Default; Event of Default. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated hereby which would constitute an Event of Default or Potential Event of Default.

          (c) No Injunction, etc. No order, judgment, or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from making the Loan.

          (d) Regulations T, U or X. The making of the Loan shall not violate Regulations T, U or X of the Federal Reserve Board.

          (e) Acquisition. All conditions precedent to the Acquisition set forth in the Purchase Agreement shall have been satisfied or waived.

          (f) Fees and Expenses. The Lender shall have received payment in full for all expenses (including reasonable attorney's fees) incurred in connection with the negotiation and execution of this Agreement and the Loan Documents and the closing fee required by Section 2.5.

          (g) Senior Debt Documents. The Company shall have entered into the Senior Debt Documents and copies thereof shall have been delivered to the Lender and conditions to the consummation of the Senior Debt Documents as in effect on the date hereof will have been satisfied or waived.

          (h) Material Adverse Changee. No change which could reasonably be expected to have a Material Adverse Effect shall have occurred since July 2, 1999.


                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loan, each of the Credit Parties represents and warrants to the Lender that:

     SECTION 4.1 Organization and Good Standing. Each Credit Party is a corporation, duly organized and existing in good standing under the laws of its jurisdiction of incorporation. Each Credit Party has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is duly qualified as a foreign corporation and in good standing in all states in which it is required to be so qualified, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.2 Authorization and Power. Each Credit Party, to the extent it is a party thereto, has the corporate power and requisite authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations under the Loan Documents.

     SECTION 4.3 No Conflicts or Consents. The execution, delivery, and performance by each Credit Party of its obligations under the Loan Documents and the Senior Debt Documents, the consummation of any of the transactions contemplated thereby, and the consummation of the Acquisition (collectively, the "Transactions"), and compliance with the terms and provisions hereof or thereof will not contravene or conflict with any provision of law to which any Credit Party is subject or any material judgment, license, order, or permit applicable to any Credit Party, or any material Contractual Obligation of any Credit Party, or violate any provision of the charters or by-laws of any Credit Party, which could reasonably be expected, in any case, to have a Material Adverse Effect. No consent, approval, authorization, or order of any Governmental Authority or other Person is required in connection with the consummation of the Transactions, except for such required consents, approvals, and authorizations which (a) have been obtained by the relevant Credit Party or permanently waived in writing, or (b) the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.4 Enforceable Obligations. The Loan Documents have been duly executed and delivered by each Credit Party (to the extent such Credit Party is a party thereto) and are, or will be, the legal and binding obligations of each Credit Party, enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency, and similar laws affecting creditors' rights and the application of general rules at equity.

     SECTION 4.5 No Event of Default. No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

     SECTION 4.6 Use of Proceeds; Margin Stock. The proceeds of the Loan will be used solely for the purposes specified herein. None of such proceeds will be used to, or to reduce or retire any Indebtedness which was originally incurred to, purchase or carry a Margin Stock, or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. No Credit Party has taken nor will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     SECTION 4.7 No Financing of Regulated Corporate Takeovers. No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

     SECTION 4.8 Compliance with Law. Each Credit Party is in compliance with all laws, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.9 Capital Structure and Subsidiaries.

          (a) As of the Closing Date, the authorized Capital Stock of the Company is as set forth on Schedule 4.13. Except as set forth on Schedule

     4.13, as of the Closing Date, all outstanding shares of each class of such Capital Stock were duly authorized and validly issued, and are fully paid and nonassessable. As of the Closing Date, other than the Warrants or as set forth in Schedule 4.13, there are no outstanding securities, rights, or other agreements of any nature that require any Credit Party or any of their respective Subsidiaries to issue any of its Capital Stock.

          (b) Schedule 4.13 sets forth a true and complete list of each Subsidiary of each of the Credit Parties and each such Subsidiary's jurisdiction of incorporation.

     SECTION 4.10 Investment Company Act. No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.11 Public Utility Holding Company Act. No Credit Party is a "holding company", an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.12 Financial Condition. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     SECTION 4.13 Senior Debt Documents. The Company has delivered to the Lender true and correct copies of the Senior Debt Documents as in effect on the date hereof. The representations and warranties of the Company contained in the Senior Debt Documents are true and correct in all material respects. There exist no material defaults with respect to the Senior Debt Documents nor any basis for the exercise by any party thereto of any rights of acceleration, cancellation, rescission, or any rights of offset.

     SECTION 4.14 Acquisition. The transactions contemplated by the Purchase Agreement have been consummated in accordance with the terms of the Purchase Agreement, and nothing has come to the Credit Parties' attention that would indicate that any of the representations and warranties contained in such agreement are not true and correct in all material respects and, except as otherwise disclosed to the Lender, none of the material terms thereof have been modified, amended, or waived.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

     Each of the Credit Parties covenants and agrees that, until the Loan and the Notes and all other amounts due under this Agreement have been paid in full, unless the Lender shall otherwise give prior written consent, the Credit Parties shall jointly and severally perform all covenants contained in this Article 5:

     SECTION 5.1 Financial Statements and Other Reports. The Credit Parties will deliver to the Lender:

          (a) within 90 days after the end of each Fiscal Year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of the Company and Intersil and their respective consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of each of the Company and Intersil and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated and consolidating balance sheet and related statements of income and cash flows showing the financial condition of each of the Company and Intersil and their respective consolidated Subsidiaries as of the close of such Fiscal Quarter and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter and the then elapsed portion of the Fiscal Year, all certified by one of its financial officers as fairly presenting the financial condition and results of operations of each of the Company and Intersil and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

          (d) promptly after the receipt thereof by the Company, Intersil or any of their respective Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto; or

          (e) no later than 30 days following delivery to the lender under the Senior Credit Agreement, the budget delivered to the lender under the Senior Credit Agreement (including budgeted statements of income by each of Intersil's business units and sources and uses of cash and balance sheets) prepared by the Company for (i) each of the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) each of the five years immediately following such Fiscal Year prepared in summary form, in each case, of the Company and its Subsidiaries, accompanied by the statement of a financial officer of the Company to the effect that the budget is a reasonable estimate for the period covered thereby.

     SECTION 5.2 Corporate Existence, Etc. Except as otherwise expressly permitted herein, each of the Credit Parties will, and shall cause each of its Subsidiaries to, at all times preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except when the failure to so preserve or maintain could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.3 Payment of Taxes; Tax Consolidation.

          (a) Each of the Credit Parties and any consolidated group of which any Credit Party is a member will, and will cause each of their respective Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or property before any material penalty accrues thereon, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided, that no such Taxes need be paid with respect to any Contested Claim.

          (b) None of the Credit Parties will, or will permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Credit Parties, or any of their Subsidiaries or such other Person as may be reasonably acceptable to the Lender.

     SECTION 5.4 Inspection. No more than twice during each annual period following the Closing Date, the Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company; provided, when an Event of Default exists the Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

     SECTION 5.5 Compliance with Laws, Etc. Each Credit Party shall comply with, and shall cause each of their respective Subsidiaries to comply with, in all material respects, all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except as may be contested in good faith or as to which a bona fide dispute may exist.

     SECTION 5.6 Maintenance of Accurate Records, Etc. Each Credit Party shall maintain, and will cause each of its Subsidiaries to maintain, proper books of records and accounts, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Credit Party and its Subsidiaries.

     SECTION 5.7 Lender Meeting. Each Credit Party will participate in a meeting with the Lender once during each Fiscal Year to be held at a location and a time selected by each Credit Party and reasonably acceptable to the Lender.

                   ARTICLE 6. NEGATIVE AND FINANCIAL COVENANTS

     The Company covenants and agrees that until the Loans and the Notes and all amounts due under this Agreement at the time of such termination or payment have been paid in full, unless the Lender shall otherwise give prior written consent, the Company shall perform all covenants in this Article 6:

     SECTION 6.1 Indebtedness.

          (a) The Company shall not, directly or indirectly, Incur any Indebtedness other than (i) Indebtedness under this Agreement, (ii) Senior Debt, (iii) Indebtedness in respect of indemnities of directors and officers of the Company, (iv) Indebtedness in respect of the Existing Preferred Stock (including the 12% Junior Subordinated Debentures due 2011 in exchange therefor) and the Existing Subordinated Note and (v) Indebtedness which, by its terms, is senior in right of payment to Indebtedness under this Agreement and senior to or pari passu with any Senior Debt.

          (b) The Company shall not permit Intersil or any of Intersil's Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, except:

               (i) Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio does not exceed 2.25 to 1.00 if such Indebtedness is Incurred prior to August 15, 2001 or 2.5 to 1.00 if such Indebtedness is Incurred thereafter;

               (ii) Indebtedness of Intersil or any Restricted Subsidiary Incurred pursuant to the Revolving Credit Facilities; provided, that immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (ii) and then outstanding does not exceed the greater of (x) $70.0 million and (y) the sum of 50% of the book value of the inventory of Intersil and its Restricted Subsidiaries and 85% of the book value of the accounts receivables of Intersil and its Restricted Subsidiaries;

               (iii) Indebtedness of Intersil Incurred pursuant to the Term Loan Facilities; provided, that after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (iii) and then outstanding does not exceed $205.0 million less the aggregate sum of all principal payments actually made from time to time after the Closing Date with respect to such Indebtedness pursuant to Section 6.5 (a)(iii)(A) below;

               (iv) Indebtedness of Intersil or any Restricted Subsidiary owed to and held by Intersil or a Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; provided further, that any such Indebtedness of Intersil or a Restricted Subsidiary shall be unsecured and subordinated in right of payment to the Note, pursuant to a written agreement to that effect;

               (v) Indebtedness outstanding on the Closing Date, including the Subordinated Notes and Indebtedness assumed or to be assumed in respect of the Harris Loan Obligations;

               (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clauses (i), (v), (vii) or this clause (vi);

              (vii) Indebtedness of a Person Incurred and outstanding on or prior to the date on which such Person was acquired by Intersil or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by Intersil or a Restricted Subsidiary); provided, that after giving pro forma effect thereto, (a) the Consolidated Coverage Ration increases as a consequence of such Incurrence and related acquisition and (b) after giving effect thereto, the Consolidated Coverage Ratio is at least 1.5 to 1.0;

             (viii) Hedging Obligations of Intersil or any Restricted Subsidiary under or with respect to Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

               (ix) Indebtedness of Intersil or any Restricted Subsidiary in respect of performance bonds and surety or appeal bonds entered into by Intersil and the Restricted Subsidiaries in the ordinary course of their business;

               (x) Indebtedness consisting of Guarantees of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clauses (i), (ii),
          (iii), (v), (vi) and (vii) above and (xiv) below;

              (xi) Indebtedness of Intersil or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five (5) Business Days of Incurrence;

               (xii) Indebtedness (including Capital Lease Obligations) incurred by Intersil or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Refinancing Indebtedness in respect of any Indebtedness Incurred pursuant to this clause (xii) in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) 3.5% of Total Assets; provided, that in the case of any Capital Lease Obligations, the assets subject to the related capital lease are not owned or used by Intersil or any Restricted Subsidiary on the Closing Date.

               (xiii) Indebtedness of Intersil or any Restricted Subsidiary consisting of indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any assets of Intersil or any Subsidiary in a principal amount not to exceed the gross proceeds actually received by Intersil or any Subsidiary in connection with such disposition;

               (xiv) Indebtedness of a Foreign Subsidiary Incurred to finance the working capital of such Foreign Subsidiary;

               (xv) Indebtedness of Intersil issued to directors, employees, officers or consultants of Intersil or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that by its terms is subordinated to the Notes, is not secured by any assets of Intersil or its Restricted Subsidiaries and does not require cash payments on or prior to the Maturity Date of the Notes and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (xv) and then outstanding, does not exceed $5.0 million; and

               (xvi) Indebtedness of Intersil and the Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of Intersil and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xv) above or paragraph (a) above) does not exceed $40.0 million.

          (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Intersil, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          (d) Notwithstanding paragraph (a) and (b) above, the Company shall not Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Debt of the Company unless such Indebtedness is expressly subordinated or pari passu in right of payment to the Note or (ii) any Secured Debt (other than trade payables incurred in the ordinary course of business) that is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Note, equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien. The parties hereto acknowledge and agree that the Existing Subordinated Note is subordinated in right of payment to the Loan.

          (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of Incurrence of such Indebtedness; provided, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

     SECTION 6.2 Transactions with Affiliates. (a) The Company will not, and will not permit Intersil or any of its Restricted Subsidiaries to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company, Intersil or such Restricted Subsidiaries (an "Affiliate Transaction") unless the terms thereof:

               (i) are no less favorable to the Company, Intersil or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

               (ii) if such Affiliate Transaction involves an amount in excess of $2.5 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors of the applicable entity having no personal stake in such Affiliate Transaction; and

               (iii) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company, Intersil and its Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making such determinations to be on terms that are not less favorable to the Company, Intersil and its Restricted Subsidiaries than the terms that could be obtained in an arm's-length transaction from a Person that is not an Affiliate of the Company, Intersil or such Restricted Subsidiaries.

          (b) The provisions of Section 6.2(a) shall not prohibit:

               (i) any Restricted Payment permitted to be paid pursuant to
          Section 6.3;

               (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company or Intersil, as applicable;

               (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors of the Company or Intersil, as applicable;

               (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of Intersil or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

               (v) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of directors, officers or employees of the Company, Intersil or any Subsidiary in the ordinary course of business;

               (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

               (vii) any Affiliate Transaction with Harris pursuant to written agreements in effect on the Closing Date and as amended, renewed or extended from time to time; provided, however, that any such amendment, renewal or extension shall not contain terms which are materially less favorable to the Company or Intersil than those in the agreements in effect on the Closing Date;

               (viii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or Intersil; and

               (ix) any Tax Sharing Agreement; provided, that the aggregate amount payable by the Company pursuant thereto shall not exceed the amount of taxes that the Company would have been liable for on a stand-alone basis.

     SECTION 6.3 Restricted Payments. (a) The Company will not permit Intersil or any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Intersil or such Restricted Subsidiary makes such Restricted Payment: (i) an Event of Default shall have occurred and be continuing (or would result therefrom); (ii) upon giving effect to such Restricted Payment, Intersil could not incur at least $1.00 of additional Indebtedness pursuant to Section 6.1(b)(i); or (iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Closing Date exceeds the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Fiscal Quarter immediately following the Fiscal Quarter during which the
Note is originally issued to the end of the most recent Fiscal Quarter ending at least 45 days (or, if less, the number of days after the end of such Fiscal Quarter as the consolidated financial statements of Intersil shall be provided to the Lender pursuant to this Agreement) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by Intersil from the issuance or sale of or capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of Intersil and other than an issuance or sale to an employee stock ownership plan or to a trust established by Intersil or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to Intersil or any Subsidiary or Indebtedness Guaranteed by Intersil or any Subsidiary) and the fair market value (as determined in good faith by resolution of the Board of Directors of Intersil) of property (other than cash) constituting Cash Equivalents or a Related Business and received by Intersil or a Restricted Subsidiary subsequent to the Closing Date as a contribution to its common equity capital (other than any such property received from a Subsidiary or that was financed by Intersil or any Restricted Subsidiary; (C) the amount by which Indebtedness of Intersil or any Subsidiary is reduced on Intersil's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Intersil) subsequent to the Closing Date of any Indebtedness of Intersil or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Intersil (less the amount of any cash, or the fair value of any other property, distributed by Intersil or any Restricted Subsidiary upon such conversion or exchange); and (D) an amount equal to the sum of (x) the net reduction in Investments (other than Permitted Investments) made by Intersil or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment or proceeds representing the return of capital (excluding dividends and distributions), in each case received by Intersil or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to Intersil's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment by Intersil or any Restricted Subsidiary in such Person or Unrestricted Subsidiary).

          (b) The provisions of Section 6.3(a) shall not be violated by:

               (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Intersil (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Intersil or an employee stock ownership plan or to a trust established by Intersil or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to Intersil or any Subsidiary of Intersil or Indebtedness Guaranteed by Intersil or any Subsidiary of Intersil); provided, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under subclause (B) of Section 6.3(a)(iii) above;

               (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness subordinate to or pari passu with the Subordinated Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 6.1; provided, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

               (iii) any purchase or redemption of Disqualified Stock of the Company, Intersil or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company, Intersil or a Restricted Subsidiary which is permitted to be Incurred pursuant to Section 6.1; provided, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

               (iv) any purchase or redemption of Indebtedness subordinate to the Notes from Net Cash Proceeds to the extent permitted by Section 6.5; provided, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

               (v) upon the occurrence of a Change of Control and within 60 days after the completion of the purchase, if any, of the Notes pursuant to
          Section 2.3(a)(ii)(B) with respect thereto, any purchase or redemption of Indebtedness subordinate to the Notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest; provided, that (A) at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) Intersil would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 6.1(b)(i) after giving pro forma effect to such Restricted Payment and
          (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

               (vi) dividends paid within 60 days after the date of declaration thereof if it at such date of declaration such dividend would have complied with Section 6.3(a)); provided, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments;

               (vii) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company, Intersil or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company, Intersil or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment and consulting agreements) or plans (or amendments thereto) approved by the Board of Directors of the applicable entity under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of $5.0 million and the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company, Intersil and its Subsidiaries that occurs after the Closing Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (iii)(B) of Section 6.3(a)); provided further, that (A) such repurchases shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause
          (iii)(B) of Section 6.3(a);

               (viii) dividends or advances to the Company in an amount necessary to pay holding company expenses, such amount not to exceed $500,000 in any Fiscal Year of the Company; provided, that such dividends and advances shall be excluded in the calculation of the amount of Restricted Payments; or

               (ix) any payment by Intersil to the Company pursuant to a Tax Sharing Agreement; provided further, that the amount of any such payment shall not exceed the amount of taxes that Intersil would have been liable for on a stand-alone basis; provided, that such payment shall be excluded in the calculation of the amount of Restricted Payments;

               (x) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary provided that the fair market value (as determined in good faith by the Board of Directors of Intersil) of such shares of Capital Stock or assets shall not exceed the amount of the Investments that were made (and not subsequently reduced pursuant to Section 6.3(a)(iii)(D) above) by Intersil in such Unrestricted Subsidiary and were treated as Restricted Payments or were included in the calculation of the amount of the Restricted Payments previously made; provided, that (A) such distributions shall be excluded in the calculation of the amount of Restricted Payments, and (B) any net reduction in Investments in such Unrestricted Subsidiary resulting from such distribution shall be excluded from the calculation of amounts under Section 6.3(a)(iii)(D) above; or

               (xi) Restricted Payments not exceeding $5.0 million in the aggregate; provided, that (A) at the time of Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

     SECTION 6.4 Mergers. (a) The Company shall not consolidate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless, (i) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance or other disposition shall have been made the ("Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all of the Obligations by written instrument reasonably satisfactory to the Lender; and (iii) immediately after giving effect to such transaction on a pro forma basis and treating any Indebtedness which becomes an obligation of Intersil or the Surviving Entity, as applicable, as a result of such transaction as having been incurred by Intersil or the Surviving Entity, as applicable, at the time of the transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing.

          (b) The Company shall not permit Intersil to consolidate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless,
     (i) the entity formed by or surviving any such consolidation or merger (if other than Intersil), or to which such conveyance or other disposition shall have been made the ("Intersil Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Intersil Surviving Entity assumes all of the Obligations by written instrument reasonably satisfactory to the Lender; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis,

     Intersil or the Intersil Surviving Entity, as applicable, could incur at least $1.00 of Indebtedness pursuant to Section 6.1(b)(i) above; (iv) immediately after giving effect to such transaction on a pro forma basis and treating any Indebtedness which becomes an obligation of Intersil or the Intersil Surviving Entity, as applicable, as a result of such transaction as having been incurred by Intersil or the Intersil Surviving Entity, as applicable, at the time of the transaction, no Potential Event of Default or Event of Default shall have occurred and be continuing. The provisions of this Section 6.4 shall not apply to any merger of a Subsidiary of Intersil with or into Intersil or any merger of Intersil with or into the Company.

     SECTION 6.5 Asset Dispositions; Sale of Subsidiary Stock.

          (a) The Company shall not permit Intersil or any Restricted Subsidiaries to, make any Asset Disposition, unless:

               (i) Intersil or such Restricted Subsidiary receives consideration at the time of and for such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets disposed of in such Asset Disposition as of the date of such Asset Disposition, as determined by Intersil's Board of Directors in good faith and evidenced by a resolution delivered to Lender;

               (ii) at least 75% of the consideration thereof received by Intersil or such Restricted Subsidiary is in the form of Cash or Cash Equivalents unless such Asset Disposition consists of a disposition of Fairchild's Malaysian Business to a Permitted Joint Venture; and

               (iii) an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition is applied by Intersil (or such Restricted Subsidiary, as the case may be):

               (A) first, to the extent Intersil elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Debt or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to Intersil or an Affiliate of Intersil) within one year from the later of the date of such Asset Disposition and the receipt of such Net Cash Proceeds;

               (B) second, to the extent of the balance of such Net Cash Proceeds after application in accordance with clause (A), to the extent Intersil elects, to acquire Additional Assets within one year (or enter into a binding agreement therefor within such period and acquire such Additional Assets within 18 months) from the later of the date of such Asset Disposition and the receipt of such Net Cash Proceeds; and

               (C) third, to the extent of the balance of such Net Cash Proceeds after application in accordance with clauses (A) and (B) and to the extent permissible pursuant to the Senior Debt Documents, to prepay, repay, redeem or purchase the Loan;

provided, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Intersil or such Restricted

Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 6.5, Intersil and the Restricted Subsidiaries shall not be required to apply any Net Cash Proceeds in accordance with this Section 6.5 except to the extent that the aggregate Net Cash Proceeds from all Asset Dispositions which are not applied in accordance with this
Section 6.5 exceeds $10.0 million. Pending application of Net Cash Proceeds pursuant to this Section 6.5, such Net Cash Proceeds shall be invested in Permitted Investments or used to reduce loans outstanding under any revolving credit facility.

     For the purposes of this Section 6.5, the following are deemed to be Cash or Cash Equivalents: (x) the assumption of Indebtedness of Intersil or any Restricted Subsidiary and the release of Intersil or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by Intersil or any Restricted Subsidiary from the transferee that are promptly converted by Intersil or such Restricted Subsidiary into cash and (z) any Additional Assets (so long as such Additional Assets were acquired for fair market value (as determined in good faith by the Board of Directors of Intersil) in connection with the transaction giving rise to such Asset Disposition and are used for the same or similar purpose as the assets disposed of in such Asset Disposition), which Additional Assets shall be deemed to have been acquired pursuant to clause (B) of the preceding paragraph in connection with such Asset Disposition.

               (b) The Company will not permit Fairchild to sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any shares of Capital Stock except (i) to Intersil or a Wholly Owned Subsidiary of Intersil, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither Intersil nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, any Restricted Payment in such Person remaining after giving effect thereto would have been permitted to be made under Section 6.3 if made on the date of such issuance, sale or other disposition, or (iv) directors' qualifying shares.

     SECTION 6.6 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Except as expressly permitted or imposed by the terms and conditions of the Senior Debt Documents, as may be amended or modified from time to time pursuant thereto, and as set forth in Section 6.3 hereof, the Company will not permit Intersil or any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of Intersil any of its Restricted Subsidiaries to (a) pay dividends or make any other distributions on its Capital Stock to Intersil or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to Intersil, or (c) transfer any of its properties or assets to Intersil.

     SECTION 6.7 Amendments with Respect to Senior Credit Agreement. The Company shall permit Intersil to amend, modify or restate the terms of the Senior Credit Agreement other than as specifically prohibited under the terms of the indentures governing the Subordinated Notes.

                          ARTICLE 7. EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur and be continuing:

     SECTION 7.1 Failure To Make Payments When Due. (i) Failure to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by notice of prepayment, by operation of Section 2.3 or otherwise; or (ii) failure to pay any interest on any Loan or any other amount due under this Agreement and such default continues for a period of thirty (30) Business Days; or

     SECTION 7.2 Default in Other Agreements. (a) Failure of any Credit Party to pay when due any principal of or interest on any Indebtedness in excess of $10,000,000 in principal outstanding and the expiration of any applicable grace periods or (b) any breach or default by any Credit Party, including a Senior Default, and the expiration of any applicable grace periods under any evidences of Indebtedness in excess of $10,000,000 in the aggregate; provided, that as a result of any such failure to pay such Indebtedness under clause (a) above, or any such breach or default under clause (b) above, the Indebtedness thereunder shall have become due and payable prior to its stated maturity; or

     SECTION 7.3 Breach of Certain Covenants and Agreements. Failure of any Credit Party to perform or comply in any material respect with (a) any term or condition contained in Section 2.3(a), or Article 6 (other than a failure to purchase the Notes when required under Sections 2.3(a)(ii)(B) or 6.5), or (b) any other term contained in this Agreement, and (i) in the case of clause (a), such failure shall not have been remedied or waived within thirty (30) days after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default), and (ii) in the case of clause (b), such failure shall not have been remedied or waived within sixty (60) days after receipt of written notice from the Lender of such default (other than any occurrence described in the other provisions of this Article 7 for which a different grace or cure period is specified or which constitutes an immediate Event of Default); or

     SECTION 7.4 Breach of Warranty. Any representation or warranty made by any Credit Party in any Loan Document or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of when made; or

     SECTION 7.5 Involuntary Bankruptcy; Appointment of Receiver, Etc. (a) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against any Credit Party under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or over all or a substantial part of any of its property, shall have been entered; or an interim receiver, trustee or other custodian of any Credit Party or all or a substantial part of its property is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the property of any Credit Party, and the continuance of any such events in this clause (b) for sixty (60) days unless dismissed, bonded, stayed, vacated, or discharged; or

     SECTION 7.6 Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Credit Party of any assignment for the benefit of creditors the admission by any Credit Party in writing of its inability to pay its debts as such debts become due; or the Board of Directors of any Credit Party (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

     SECTION 7.7 Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $10,000,000 (not covered by insurance) shall be entered or filed against any Credit Party or any of its respective assets by a final, nonappealable order of a court of competent jurisdiction, shall remain outstanding for a period of sixty (60) days following such entry or filing and shall remain undischarged, unvacated, unbonded or unstayed for a period of ten (10) days following the notice specified in Section
6.01 of the indentures governing the Subordinated Notes; or

     SECTION 7.8 Agreements. Any material provision of any Loan Document shall cease to be a valid and binding obligation against the Company or the Company shall so state in writing; or

     THEN, subject to the terms of Article 8, (i) upon the occurrence of any Event of Default described in the foregoing Section 7.5 or 7.6 (but expressly excluding the other Events of Default in this Article VII), the unpaid principal amount of and accrued interest on the Loan shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligations of the Lender hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Lender may, by written notice to the Company, declare the Loan to be, and the same shall forthwith become, due and payable, as specified below, together with accrued interest thereon, and if such Event of Default results from a failure to comply with Section 2.3(a), together with the prepayment premium applicable thereto, if any, and the obligations of the Lender hereunder shall thereupon terminate.

                            ARTICLE 8. SUBORDINATION

     SECTION 8.1 Note Subordinate to Senior Debt. Each of the Credit Parties covenants and agrees, and the Lender covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 8, the payment of the principal of and interest on the Note both before and after the commencement of a bankruptcy proceeding, and all other sums or obligations due and payable by the Credit Parties to the Lender hereunder (collectively with the Note, the "Subordinated Obligations"), are to the extent provided in this Article 8 hereby expressly made subordinate and subject in right of payment to the prior payment in cash in full of all Senior Debt.

     SECTION 8.2 Payment Over of Proceeds Upon Dissolution.

          (a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to any Credit Party or to its creditors, as such, or to its assets, or any liquidation, dissolution or other winding up of any Credit Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Credit Party (collectively, "Bankruptcy Events"), then and in any such event:

               (i) the holders of Senior Debt shall be entitled to receive payment in cash in full of all amounts due or to become due on or in respect of all such Senior Debt, before the Lender is entitled to receive any payment or distribution, whether in cash, securities or other property, on account of Subordinated Obligations;

               (ii) any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Lender would be otherwise entitled but for the provisions of this Article 8, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Credit Party being subordinated to the payment of Subordinated Obligations of any Credit Party (except for any such payment or distribution of securities which, if debt securities, are subordinated to at least the same extent as such Subordinated Obligations to the payment of all Senior Debt then outstanding and which, in any case, do not mature or become subject to a mandatory repurchase, mandatory defeasance or similar mandatory redemption obligation prior to one year following the maturity of such Senior Debt ("Junior Securities")) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, such Senior Debt held or represented by each, to the extent necessary to make payment in cash in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

               (iii) in the event that, notwithstanding the foregoing provisions of this Article 8, the Lender shall have received any such payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Credit Parties being subordinated to the payment of Subordinated Obligations (but excluding any Junior Securities) before all Senior Debt is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith directly to the holders of all Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on the principal of, and interest on, such Senior Debt held or represented by each, to the extent necessary to pay all such Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt; provided, that if the Lender is ordered by any court of competent jurisdiction to pay such payment or distribution to such trustee in bankruptcy, receiver, liquidating trustee or otherwise, then the Lender shall have no liability to the holders of Senior Debt pursuant to the provisions of this Section 8.2(a) for complying with such order.

          (b) The Senior Agent (and, if there shall be a holder of Senior Debt for which the Senior Agent does not act as Senior Agent, such holder) or the trustee of the Subordinated Notes, or any other agent for or trustee of any Senior Debt created after the Closing Date shall have the right to request the Lender to file and, in the event the Lender fails to do so within 14 days, is hereby authorized to file a proper claim or proof of debt in the form required in any Bankruptcy Event for and on behalf of the Lender or any other holder of the Notes (including on behalf of each such holder with respect to any such rights received by such holders from holders of Indebtedness of the Credit Parties due to such Indebtedness being subordinated to the Subordinated Obligations), to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations in an amount not in excess of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. Each holder of the Note shall provide to the Senior Agent or trustee of the Subordinated Notes or other agent or trustee all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Lender and any other holder of the Note shall retain the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, that such holder shall not take any action or vote in any way so as to contest the enforceability of this Article 8, the Senior Debt or any other agreement or instrument to the extent evidencing or relating to the Senior Debt. The Senior Agent shall retain the right to vote its Senior Debt and otherwise act in any such Bankruptcy Event (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided, that the Senior Agent shall not take any action or vote in any way so as to contest the enforceability of this
     Article 8, the Subordinated Obligations or any other agreement or instrument to the extent evidencing or relating to the Subordinated Obligations.

          (c) If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of any Credit Party with, or any merger of any Credit Party into, another corporation or the liquidation or dissolution of any Credit Party following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Credit Party for the purposes of this Article 8; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation.

     SECTION 8.3 No Payment in Certain Circumstances.

          (a) In the event that any Credit Party shall fail to pay when due, upon acceleration or otherwise, any principal, interest or fees with respect to Senior Debt of the Company (a "Payment Default") which Payment Default shall not have been cured or waived, or any Credit Party shall fail to comply with the covenants contained in the Senior Debt Documents or any event of default (other than a Payment Default) under the Senior Debt Documents shall occur and be continuing, which default shall not have been cured or waived (a "Covenant Default"), and the Company and the Lender receive written notice of such Covenant Default from the Senior Agent, the trustee of the Subordinated Notes or the holders of at least $10,000,000 in aggregate principal amount of Senior Debt (or the agent or agents therefor) (a "Blockage Notice"), then no payment or other amount on account of the Subordinated Obligations shall be made by any Credit Party or received by the holders of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Debt shall have been paid in full or until such Payment Default shall have been cured or waived, or (y) in the case of any Covenant Default, from the earlier of the date on which the Company or the Lender receives such Blockage Notice until the earlier of
     (1) 179 days after such date and (2) the date, if any, on which the Senior Debt to which such Covenant Default relates is paid in full or such Covenant Default is waived by the holders of such Senior Debt or otherwise cured (a "Blockage Period"); provided, that (A) only one Blockage Notice may be given in any 360-day period, and (B) no Covenant Default that previously served as the basis for a Blockage Notice or that was in existence during a prior Blockage Period may serve as the basis for a subsequent Blockage Notice unless such Covenant Default was subsequently cured for a period of at least 180 consecutive days.

          (b) In the event that, notwithstanding the foregoing, any Credit Party shall make or the holders of the Subordinated Obligations shall receive any payment or other amount prohibited by the foregoing provisions of this
     Section 8.3, then and in such event such payment or other amount shall be paid over and delivered forthwith to such Credit Party. The provisions of this Section 8.3 shall not apply to any payment with respect to which
     Section 8.2 would be applicable.

     SECTION 8.4 Acceleration Rights; Remedies. If an Event of Default shall exist at any time that any Senior Debt shall be outstanding, neither the Lender nor any other holder of the Notes shall take any action, judicial or otherwise, to accelerate or to collect payment on, or redeem, retire, purchase or otherwise acquire the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations prior (including joining with any creditor to commence any bankruptcy proceeding) to the earlier of:

          (a) the payment in full of all Senior Debt;

          (b) the occurrence or commencement of a Bankruptcy Event (with respect to which the provisions of Section 8.2 shall govern);

          (c) the expiration of 10 days immediately following the receipt by the holders of the Senior Debt (or agents representing all such holders) of notice of the occurrence of such Event of Default from the holder or holders entitled to accelerate payments on the Subordinated Obligations, and such holder's or holders' good faith intention to declare the unpaid amount of all Subordinated Obligations to be immediately due and payable in accordance with the Loan Documents, unless, during such period the Senior Agent or such holder shall have caused such Event of Default to be cured; and

          (d) the acceleration of the maturity of the Senior Debt;

provided, that any amount received by the Lender as a result of or following any acceleration permitted above, prior to payment in full of the Senior Debt, shall be and paid to the holders of Senior Debt (or the agent or agents therefor) in accordance with the provisions of this Article 8.

     SECTION 8.5 Payments Otherwise Permitted. Nothing contained in this Article 8 or elsewhere in this Agreement or in the Note shall prevent any Credit Party, at any time except during a Bankruptcy Event as set forth in Section 8.2 or under the conditions described in Section 8.3, from making payments at any time of principal of and interest on the Loan required or permitted by the terms of the Notes or this Agreement or any other amount payable by such Credit Party under the Note or this Agreement.

     SECTION 8.6 Subrogation to Rights of Holders of Senior Debt. Subject to, and solely effective following, the final and indefeasible payment in full of all Senior Debt, the Lender shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to such Senior Debt until the principal of and interest on the Loan and the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Lender would be entitled except for the provisions of this Article 8, and no payments over pursuant to the provisions of this Article 8 to the holders of such Senior Debt by the Lender shall, as among any Credit Party, its creditors (other than holders of such Senior Debt) and the Lender, be deemed to be a payment or distribution by such Credit Party to or on account of such Senior Debt.

     SECTION 8.7 Provisions Solely to Define Relative Rights. The provisions of this Article 8 are solely for the purpose of defining the relative rights of the holders of the Subordinated Obligations on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 8 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among any Credit Party, its creditors (other than holders of Senior Debt) and the Lender, the obligation of such Credit Party, which is absolute and unconditional, to pay to the Lender the principal of, and premium and interest on, and any other amount payable by such Credit Party under, the Notes or this Agreement as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against such Credit Party of the Lender and its creditors (other than the holders of Senior Debt); or (iii) prevent the Lender from accelerating the Loan and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the terms of Section 8.4, or the rights, if any, under this Article 8 of the holders of Senior Debt (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with Section 8.2, cash, property and securities otherwise payable or deliverable to the Lender, or (y) under the conditions specified in Section 8.3, to prevent or receive any payment prohibited by such section.

     SECTION 8.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may at any time and from time to time, without the consent of or notice to the Lender, without incurring responsibility to the Lender and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Lender and such holders to the holders of Senior Debt, do any one or more of the following: (i) subject to the provisions of this Agreement, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising or waiving any rights, powers or remedies against any Credit Party and any other Person.

     SECTION 8.9 Reliance on Judicial Order. Upon any payment or distribution of assets of any Credit Party referred to in this Article 8, the Lender shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt in such payment or distribution, the holders of Senior Debt and other Indebtedness of such Credit Party, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

     SECTION 8.10 Amendment. Any material amendment to the provisions of this
Article 8 shall not be effective against any holder of Senior Debt without such holder's consent.

     SECTION 8.11 Remedies. The holders of Senior Debt shall be entitled to enforce their rights under this Article 8 specifically, to recover damages by reason of any breach of any provisions of this Article 8 and to exercise all other rights existing in their favor. The Lender acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Article 8 and that holders of Senior Debt may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Article 8.

                            ARTICLE 9. MISCELLANEOUS

     SECTION 9.1 Existing Subordinated Note. Each of the Credit Parties covenants and agrees, and the Lender covenants and agrees, that the payment of the principal of and interest on the Existing Subordinated Note both before and after the commencement of a bankruptcy proceeding, and all other sums or obligations due and payable by the Credit Parties to the Seller thereunder, are hereby expressly made subordinate and subject in right of payment to the prior payment in cash in full of the Notes.

     SECTION 9.2 Participations in Loan and Note.

          (a) The Lender shall have the right at any time, to sell, assign, transfer, or negotiate all or any part of the Loan or Note to one or more Persons; provided, that CMP shall at all times retain at least 51% of the aggregate principal amount of the Loan. In the case of any sale, assignment, transfer, or negotiation of all or part of the Loan or Note as authorized under this Section 9.2(a), the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as it would if it were a Lender with respect to such Loan or Note.

          (b) Subject to Section (a) above, the Lender may grant participations in all or any part of the Loan or Note to one or more Persons.

          (c) In connection with any sales, assignments, or transfers of any Loan or Note referred to in Section 9.2(a), the Lender shall give notice to the Company and Persons holding a majority of the outstanding principal amount of the Senior Debt of the identity of such parties and obtain agreements from the purchasers, assignees and transferees, as the case may be (the "Assignees"), that all information given to such parties will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company. The Company shall maintain a register on which it will record the name and address of the Lender and all Assignees and shall be entitled to treat the holder or holders of record as the Lender for all purposes hereunder.

          (d) In the event of an assignment by the Lender, or any subsequent assignment, the term "Lender" herein shall be deemed to refer to each such Lender, the term "Note" shall be deemed to refer to each "Note", and any action requiring the consent of the Lender shall be deemed to require the consent of Persons holding in excess of 50% of the outstanding principal amount of the Note.

     SECTION 9.3 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses, and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents, and the Loan hereunder, and any amendments and waivers hereto or thereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the Note by reason of such Event of Default or in connection with any Refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     SECTION 9.4 Indemnity. In addition to the payment of expenses pursuant to the terms and conditions of Section 9.3 hereof, whether or not the transactions contemplated hereby shall be consummated, each Credit Party (each an "Indemnitor") agrees to indemnify, pay, and hold the Lender and any holder of the Note, and the officers, directors, employees, agents, and Affiliates of the Lender and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender's agreement to make the Loan or the use or intended use of the proceeds of any of the Loan hereunder, including, without limitation, any of the foregoing arising pursuant to any Environmental Laws (the "Indemnified Liabilities"); provided, that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) the Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.4 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Credit Party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     SECTION 9.5 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Lender and each of the Credit Parties and an opinion of counsel of the Company to the effect that such amendment, modification, termination, or waiver does not violate Article 8 and the Senior Credit Agreement; provided, that no amendment, modification, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase or subject the Lender to any additional obligations; (b) reduce the principal of, or interest on the Note or any fees, premiums, or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or premium or interest on, the Note or any fees or other amounts payable hereunder; or (d) amend this Section 9.5. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on such Credit Party in any case shall entitle any Credit Party to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 9.5 shall be binding upon each holder of the Note at the time outstanding and each future holder of the Note.

     SECTION 9.6 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     SECTION 9.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                           Intersil Holding Corporation
                           2401 Palm Bay Road Northeast
                           Building 61 M/S 53-198
                           Palm-Bay, FL 32905
                           Attention: President
                           Telecopy No: (407) 729-5773
                           with copies (which shall not
                           constitute notice to the Company) to:

                           Citicorp Venture Capital, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, NY  10043
                           Attention:  James A. Urry and Paul V. Schorr
                           Telecopy No: (212) 888-2940

                           Dechert Price & Rhoads
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention: G. Daniel O'Donnell
                           Telecopy No.: (215) 994-2222

                  To the Lender:

                           c/o Citicorp Capital Investors, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, NY 10043
                           Attention:  Byron L. Knief
                           Telecopy No.: (212) 888-2940

                           with a copy (which shall not
                           constitute notice to the Lender) to:

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY 10022-4675
                           Attention:  Eunu Chun, Esq.
                           Telecopy No.: (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     SECTION 9.8 Survival of Warranties and Certain Agreements. (a) All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the date when made pursuant to Section 4) until repayment of the Note and the Obligations in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made.

          (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Credit Parties set forth in Sections
     9.3 and 9.4 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

     SECTION 9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.10 Severability. In case any provision in or obligation under this Agreement or the Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 9.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 9.12 APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 9.13 Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Section 3 shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 9.2(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Company's rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

     SECTION 9.14 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY WITH RESPECT TO THIS AGREEMENT, ANY

NOTES OR ANY WARRANT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH CREDIT PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. EACH CREDIT PARTY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 375 HUDSON STREET, NEW YORK, NEW YORK 10014 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH CREDIT PARTY IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH CREDIT PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, A COPY OF SUCH PROCESS SO SERVED SHALL BE SENT BY AIR COURIER TO SUCH CREDIT PARTY AT ITS ADDRESS PROVIDED IN SECTION 10.6 HEREOF, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY CREDIT PARTY REFUSES TO ACCEPT SERVICE, EACH CREDIT PARTY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 9.15 Waiver of Jury Trial. EACH CREDIT PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY ANY CREDIT PARTY AGAINST ANY LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; EACH CREDIT PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. EACH CREDIT PARTY AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND TO THE COMPANY ANY LOAN HEREUNDER IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

     SECTION 9.16 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

     SECTION 9.17 Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                                    * * * * *

     IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                                           INTERSIL HOLDING CORPORATION


                                           By: /s/ Gregory Williams
                                              ------------------------------
                                           Name:  Gregory Williams
                                           Title: CEO


                                           CITICORP MEZZANINE PARTNERS, L.P.

                                           By:  Citicorp Capital Investors, Ltd.
                                           Its: General Partner


                                           By:/s/ Byron Knief
                                              ------------------------------
                                           Name:  Byron Knief
                                           Title: President

                                                                   SCHEDULE 4.13

                                         SUBSIDIARIES

                                                        Entity Shares Authorized
Stockholder                  Entity                     and Issued                   Number of shares held    Percentage held
-----------                  ------                     -------------------------    ---------------------    ---------------
Intersil Corporation         Choice Microsystems, Inc.  100,000 authorized;          80,000 shares            100%
                                                        80,000 issued

Intersil Corporation         Harris KK (Japan)          8,000 authorized;            6,000 shares             100%
                                                        6,000 issued

Intersil Corporation         Harris Semiconducteurs     25,740 authorized;           25,740 shares            100%
                             SARL (France)              25,740 issued

Intersil Corporation         Harris Semiconductor       100 authorized;              1 share                  100%
                             (Ohio), LLC                1 issued

Intersil Corporation         Harris Semiconductor       100 authorized;              1 share                  100%
                             (Pennsylvania), LLC        1 issued

Intersil Corporation         Harris Semiconductor       Shares; 2,210,000            49,994 common shares     99.988%
                             (Taiwan) Ltd.              authorized; 50,000 issued

Intersil Corporation         Harris Semiconductor       100 authorized; 2 issued     2 shares (1 share held   100%
                             China Ltd. (Hong Kong)                                  by Intersil
                                                                                     Corporation and 1
                                                                                     share held by Leonatum
                                                                                     (Nominees) Ltd. in
                                                                                     Trust for Intersil
                                                                                     Corporation)

Intersil Corporation         Harris Semiconductor       Shares; 20,000 authorized;   18,000 shares            90%
                             S.r.l. (Italy)             20,000 issued

Intersil Corporation         Harris Semiconductor, LLC  1,000 authorized;            300 shares               100%
                                                        300 issued

Intersil Corporation         Harris Semiconductor,      8,325 authorized;            8,325 shares             100%
                             Y.H. (Korea)               8,325 issued

Intersil Corporation         Intersil (Cayman)          50,000 authorized;           100 shares               100%
                             Corporation                100 issued

Intersil Corporation         Intersil Advanced          13,000 authorized;           100 shares               100%
                             Technology (Labuan) Ltd.   100 issued


                                                        Entity Shares Authorized
Stockholder                  Entity                     and Issued                   Number of shares held    Percentage held
-----------                  ------                     -------------------------    ---------------------    ---------------
Intersil Holding             Harris Semiconductor       Shares:  20,000              2,000                    10%
Corporation                  S.r.l. (Italy)             authorized; 20,000 issued

Intersil Holding             Intersil Corporation       1,000 authorized, 100        100 shares               100%
Corporation                                             issued


                                                                       EXHIBIT A

         THIS INSTRUMENT IS SUBJECT TO A SUBORDINATED CREDIT AGREEMENT, DATED AS OF AUGUST 13, 1999, WHICH, AMONG OTHER THINGS, SUBORDINATES THE MAKER'S OBLIGATIONS TO THE PAYEE TO THE MAKER'S OBLIGATIONS TO THE HOLDERS OF SENIOR DEBT AS DEFINED IN SAID AGREEMENT.

                                SUBORDINATED NOTE

[ ]                                                           New York, New York
                                                                  ________, 1999

     FOR VALUE RECEIVED, the undersigned, INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to _______________ or its registered assigns (the "Payee"), at __________________, on the Maturity Date (as defined in the Subordinated Credit Agreement, dated as of August 13, 1999, as the same may be amended, modified, restated or supplemented from time to time (the "Credit Agreement")), by and among the Maker and the Payee, the principal sum of ________________ ($___________) or such lesser principal amount thereof as may remain outstanding in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

     The Maker promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

     The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Credit Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The date, amount and interest rate applicable to all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon shall be noted by the holder hereof on the schedule attached hereto or any continuation thereof; provided, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

     This Note is the Note referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events (subject however to the terms of Article 8 of the Credit Agreement referred to above), for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and prepayment premiums thereon and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York without giving effect to principles of conflicts of laws.


                                                    INTERSIL HOLDING CORPORATION



                                                    By:
                                                        ------------------------
                                                    Name:
                                                    Title:

                               Loans and Payments

---------------------------------------------------------------------------------------------------------------------------------
                    Principal           Interest       Payments of Principal        Unpaid Principal        Name of Person Making
   Date           Amount of Loan          Rate              or Interest             Balance of Note               Notation
---------------------------------------------------------------------------------------------------------------------------------
 08/13/99         $30,000,000.00          13.5%
---------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated August 13, 1999, by and among INTERSIL HOLDING CORPORATION, a Delaware corporation formerly known as HSS Holding Corporation (the "Company"), STERLING HOLDING COMPANY, LLC, a Delaware limited liability company ("Sterling"), MANATEE INVESTMENT CORPORATION., a Delaware corporation ("Harris"), CITICORP MEZZANINE PARTNERS, L.P. ("CMP"), a Delaware limited partnership, the individuals identified on the signature pages of this Agreement as Management Investors, the individuals who join in the Stockholders' Agreement and this Agreement as Management Investors (collectively, the "Management Investors") and other Persons who may from time to time become parties to this Agreement. Sterling, Harris, CMP and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background

     The Company, Sterling, Harris, CMP and the Management Investors are parties to, and this Agreement is made pursuant to, the Stockholders' Agreement. In order to induce the Investors to enter into the Stockholders' Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                                      Terms

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

     "CMP Registrable Securities" means (i) any shares of Common Stock issued or issuable to CMP or its affiliates upon exercise of the CMP Warrants or otherwise on or after the date hereof, and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of CMP Registrable Securities whenever such Person has the right to acquire directly or indirectly such CMP Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, provided, however, that each such share of Common Stock shall cease to be a CMP Registrable

Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in Section 4.2 of the Stockholders' Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

     "CMP Warrants" means the stock purchase warrants (together with all warrants issued in substitution or replacement therefor) issued to CMP to purchase Common Stock, pursuant to a Warrant Agreement, dated as of the date hereof, by and between the Company and CMP (as amended, restated or modified from time to time).

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company and any capital stock of the Company issued or issuable with respect to such common stock by way of or in connection with any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

     "Company Registrable Securities" has the meaning set forth in Section 4(b) of this Agreement.

     "Damages" has the meaning set forth in Section 5(a) of this Agreement.

     "Demand Registration" and "Demand Registration Requests" have the meanings set forth in Section 3(a) of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Incidental Registration" has the meaning set forth in Section 2(a) of this Agreement.

     "Inspector" and "Inspectors" have the meanings set forth in Section 4(j) of this Agreement.

     "Other Registrable Securities" means (i) any shares of Common Stock issued or issuable to or otherwise acquired by Harris or the Management Investors on or after the date hereof and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided, however, that Incentive Shares (as defined in the Stockholders' Agreement) of Common Stock issued to Management Investors (and any shares of capital stock of the Company issued or issuable with respect to such Incentive Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) shall be deemed to be Other Registrable Securities only to the extent that such shares are subject to the Company's Purchase Option (as defined in the Stockholders' Agreement) at the Adjusted Book Value Price (as defined in the Stockholders' Agreement). For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, but in the case of Registrable Securities subject to vesting, only to the extent that such Person's right to acquire such Registrable Securities has vested and provided, further, that each Other Registrable Security shall cease to be an Other Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in Section 4.2 of the Stockholders' Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

     "Person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus.

     "Qualified Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock having an aggregate value (based upon the offering price of such offering) of at least $20 million.

     "Records" has the meaning set forth in Section 4(j) of this Agreement.

     "Registration Expenses" means the costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement (including all federal and state registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of the Company's independent public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such registration)) other than the costs and expenses of any Investors whose Registrable Securities are to be registered pursuant to this Agreement comprising underwriters' commissions, brokerage fees, transfer taxes or the fees and expenses of any accountants or other representatives retained by any Investor.

     "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

     "Registrable Securities" means the Sterling Registrable Securities, CMP Registrable Securities, or the Other Registrable Securities.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Sterling Registrable Securities" means (i) any shares of Common Stock issued or issuable to or otherwise acquired by Sterling on or after the date hereof and (ii) any shares of capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Sterling Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Sterling Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, provided, however, that each such share of Common Stock shall cease to be a Sterling Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in Section 4.2 of the Stockholders' Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

     "Stockholders' Agreement" means the Securities Purchase and Holders Agreement dated as of the date hereof by and among the Company, CMP, Sterling and the Management Investors and other Persons party thereto from time to time.

     "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering.

     "Unit Offering" means a public offering of a combination of debt and equity securities of the Company in which (i) not more than 20% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

     "underwritten registration or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

     2. Incidental Registration.

          (a) Right to Include Common Stock. If the Company at any time proposes to register any of its Common Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account, the Company will give written notice at least 30 days prior to the anticipated effective date of the registration statement filed or to be filed in connection with such registration to all holders of Registrable Securities of its intention to issue its Common Stock under the Securities Act and of such holders' rights under this Section 2. Upon the written request of any such holders of Registrable Securities made within 15 days of the date of the foregoing notice from the Company (which request shall specify the aggregate number of the Registrable Securities to be registered and will also specify the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof (an "Incidental Registration"), to the extent required to permit the public disposition (in accordance with such intended methods thereof) of the Registrable Securities to be so registered; provided that (i) if, any time after giving written notice of its intention to register shares of Common Stock and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register the Common Stock, the Company shall give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); (ii) if a registration requested pursuant to this
     Section 2 shall involve an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least 25 days prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration; and (iii) if, at any time after the 180-day or shorter period specified in Section 2(b), the sale of the securities has not been completed, the Company may withdraw from the registration on a pro rata basis (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered) the Registrable Securities which the Company has been requested to register and which have not been sold.

          (b) Priority in Incidental Registrations. If a registration pursuant to Section 2(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 2, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of such shares of Common Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any; (ii) second, all of the shares of Common Stock being registered by holder(s) of Registrable Securities pursuant to a Demand Registration; and (iii) third, the Registrable Securities of the holder(s) of Registrable Securities requested to be included in such Incidental Registration. To the extent that shares of Common Stock to be included in the Incidental Registration must be allocated among the holders(s) of Registrable Securities pursuant to clause
     (iii) above, such shares shall be allocated pro rata among the holders(s) of Registrable Securities based on the number of shares of Common Stock that such holders(s) of Registrable Securities shall have requested to be included therein. Notwithstanding the foregoing, if an Incidental Registration is an underwritten offering, the managing underwriter or underwriters may select shares for inclusion, or exclude shares completely, in such Incidental Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis, or inclusion of such shares, would be material to the success of the offering.

          (c) Selection of Underwriters. If any Incidental Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering will be selected by the Company.

          (d) Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.

          (e) Liability for Delay. The Company shall not be held responsible for any delay in the filing or processing of a Registration Statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 2 nor for any delay in requesting the effectiveness of such Registration Statement.

          (f) Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell his or its Common Stock on the basis provided in any underwriting arrangements approved by the persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, indemnification agreements, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

     3. Demand Registration

          (a) Right to Demand Registration. Subject to Section 3(b) below, (i) the holders of a majority of Sterling Registrable Securities shall be entitled to make written requests ("Demand Registration Requests") at any time and from time to time and (ii) the holders of a majority of the CMP Registrable Securities shall be entitled to make one Demand Registration Request at any time commencing at the earlier of (A) the sixth anniversary of the date hereof or (B) the expiration of 180 days after the Company has consummated a Qualified Public Offering (or otherwise has a class of equity securities registered pursuant to Section 12 of the Exchange Act), in each case to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act (including, but not limited to, registrations under Rule 415 promulgated under the Securities
     Act) of all or part of the Sterling Registrable Securities or CMP Registrable Securities, as the case may be, owned by them (a "Demand Registration") (which Demand Registration Request shall specify the intended number of Sterling Registrable Securities or CMP Registrable Securities, as the case may be, to be disposed of by such holders, the anticipated price range for such offering and the intended method of disposition thereof); provided that (i) the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment, that due to a pending or contemplated acquisition or disposition or public offering it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 180 days. Within 10 days after receipt of the Demand Registration Request, the Company will serve written notice of such Demand Registration Request to all holders of Registrable Securities and, subject to paragraph (b) below, the Company will include in such registration all Registrable Securities of such holders with respect to which the Company has received written requests for inclusion therein from such holders within 15 business days after duly given to the applicable holder of the notice from the Company. All requests made pursuant to this paragraph 4(a) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

          (b) Priority in Demand Registrations. The Company will not include in any Demand Registration any securities (other than Company Registrable Securities) which are not Registrable Securities without the prior written consent of at least a majority of the Sterling Registrable Securities or CMP Registrable Securities, as the case may be, included in such registration. If any of the Registrable Securities proposed to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of the Common Stock, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following order of priority: (i) first, the number of Sterling Registrable Securities or CMP Registrable Securities, as the case may be, requested to be included in such registration, pro rata if necessary; (ii) second, the number of Company Registrable Securities requested to be included in such registration, if any; (iii) third, all Other Registrable Securities requested to be included in such registration, pro rata if necessary; (iv) fourth, all other securities requested to be included in such registration pursuant to "demand registration" rights granted to other Persons, provided that such rights will have been granted only as permitted by this Agreement; and (v) fifth, shares of Common Stock held by other holders requested to be included in such registration, pro rata if necessary.

          (c) Selection of Underwriters. In the case of a Demand Registration for an underwritten offering, the holders of a majority of the Sterling Registrable Securities or CMP Registrable Securities, as the case may be, to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized, subject to the Company's approval which will not be unreasonably withheld.

          (d) Expenses. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.

          (e) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any Common Stock under the Securities Act, or the right to participate in any registration of Common Stock of the Company under the Securities Act, without the prior written consent of the holders of a majority of Sterling Registrable Securities and CMP Registrable Securities outstanding at the time of such grant.

     4. Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its best efforts to cause such Registration Statement to become effective, provided, that before filing any Registration Statement the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed;

          (b) in connection with any Demand Registration, if requested by the party requesting such Demand Registration, use its best efforts to cause to be included in such registration, a primary offering by the Company of the Company's shares of Common Stock having an aggregate value (based on the midpoint of the proposed offering price range specified in the Registration Statement used to offer such securities) of up to $20 million ("Company Registrable Securities");

          (c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

          (d) furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and summary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (e) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

          (f) immediately notify each seller of any Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (c) of this Section 4, of the Company becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within ten days prepare and furnish to all sellers a reasonable number of copies of an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq"), and arrange for at least two market makers to register as such with respect to the Registrable Securities with the National Association of Securities Dealers, Inc.

          (h) provide an independent transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

          (i) furnish to each seller of Registrable Securities covered by such Registration Statement an original, manually signed copy, addressed to such seller (and the underwriters, if any) of:

               (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any); and

               (ii) a "comfort letter," dated the effective date of such Registration Statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering such matters with respect to such Registration Statement as are customarily covered in accountants' letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any);

          (j) make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (any of the foregoing persons, including such seller, individually an "Inspector" and collectively the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably requested by an Inspector (collectively, the "Records"), and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Registration Statement; provided that any Records that are designated by the Company in writing as confidential shall be kept confidential by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or by any regulatory authority having jurisdiction. Each Investor agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the federal securities laws not to trade any securities of the Company on the basis of material non-public information;

          (k) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or combination of shares);

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (m) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending of preventingthe use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

          (o) use its best efforts to cause such Registrable Securities covered by such registration Statement to be registered or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

     The Company may require each seller of Registrable Securities as to which any registration is being effected promptly to furnish to the Company such information regarding the distribution of such Registrable Securities as may be legally required. Such information shall be furnished in writing and shall state that it is being furnished for use in the Registration Statement.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this Section 4, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (f) of this Section 4, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the period mentioned in clause (c) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this Section 4 up to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by clause (f) of this Section 4.

     If any Registration Statement or comparable statement contemplated by this Agreement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder, provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect which opinion and counsel shall be reasonably satisfactory to the Company.

     5. Indemnification.

          (a) Indemnification by the Company. The Company hereby agrees to indemnify and hold harmless each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder's officers, directors and agents and each other Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including underwriters) who or which participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys' fees, costs or expenses (collectively, the "Damages"), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in any Registration Statement under which such Registrable Securities are registered under the Securities Act, in any preliminary Prospectus or final Prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, said preliminary or final Prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically for use in the preparation thereof; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a Prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus which amendment or supplement is delivered to such holder in a timely manner and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages.

          (b) Indemnification by the Holders of Registrable Securities Which Are Registered. It shall be a condition of the Company's obligations under this Agreement to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each holder of Registrable Securities to be so registered, whereby such holder agrees to indemnify and hold harmless the Company, its directors, officers and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Registrable Securities are registered under the Securities Act, in any preliminary Prospectus or final Prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such Registration Statement, said preliminary or final Prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5; and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties under applicable standards of professional responsibility, with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement (i) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) except for judgments or settlements calling for the payment of money only, without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          (d) Contribution. If for any reason the indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

          (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     6. Hold-Back Agreements

          (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Sections 3 or 4 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period (or such shorter period as may be agreed to by the parties hereto) beginning on the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters, provided that this provision shall not apply to employees of Sterling, 399 Venture Partners, Inc. or wholly owned subsidiaries of Citicorp.

     The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

          (b) No Inconsistent Agreements. The Company will not enter into any Agreement which is inconsistent with or violate the rights granted to holders of Registrable Securities in this Agreement.

          (c) Restrictions on Public Sale by the Company and Others. The Company shall (i) not effect any public sale or distribution of any of its Common Stock for its own account during the 10-day period prior to, and during the 180-day period beginning on, the effective date of a Registration Statement filed pursuant to Sections 3 or 4 (except as part of a Special Registration Statement), and (ii) use reasonable efforts to cause each holder of Common Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

     7. Miscellaneous

          (a) Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company,
     (ii) Sterling (so long as Sterling and its Affiliates own in the aggregate at least 15% of the outstanding Common Stock on a fully diluted basis),
     (iii) the holders of a majority of the CMP Registrable Securities, (iv) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by Sterling, CMP and their respective Affiliates) held by the Investors, and (v) in the case of any amendment which materially and adversely affects any Investor, such Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          (b) Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

          (c) Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. This Agreement sets forth the entire agreement and understandings among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          (d) Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          (e) Notices. All notices provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                           If to the Company to:

                                    Intersil Holding Corporation
                                    2401 Palm Bay Road Northeast
                                    Palm Bay, FL  32905
                                    Telecopy number: 407-729-5392
                                    Attention: General Counsel

                                    with required copies to:

                                    Citicorp Venture Capital, Ltd.
                                    399 Park Avenue
                                    Sixth Floor
                                    New York, New York 10043
                                    Telecopy number: (212) 888-2940
                                    Attention: Paul C. ("Chip") Schorr, IV

                                    and

                                    Dechert Price & Rhoads
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street

                                    Philadelphia, Pennsylvania 19103
                                    Telecopy number: (215) 994-2222
                                    Attention: G. Daniel O'Donnell

                           If to Sterling to:

                                    Sterling Holding Company, LLC
                                    c\o Citicorp Venture Capital, Ltd.
                                    399 Park Avenue
                                    Sixth Floor
                                    New York, New York 10043
                                    Telecopy number: (212) 888-2940
                                    Attention: Paul C. ("Chip") Schorr, IV

                                    with a required copy to:

                                    Dechert Price & Rhoads
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, Pennsylvania 19103
                                    Telecopy number: (215) 994-2222
                                    Attention: G. Daniel O'Donnell, Esq.

                           If to Harris to:

                                    Manatee Investment Corporation
                                    1025 West NASA Boulevard
                                    Melbourne, FL  32919
                                    Attention: Ronald R. Spoehel
                                    Telecopy number: (407) 727-9222

                                    with a required copy to:

                                    Squire, Sanders & Dempsey L.L.P.
                                    1201 Pennsylvania Avenue, N.W.
                                    P.O. Box 407
                                    Washington, DC  20044-0407
                                    Attention: James J. Maiwurm, Esq.
                                    Telecopy number: (202) 626-6780


                           If to CMP to:

                                    Citicorp Mezzanine Partners, L.P.
                                    399 Park Avenue, 14th Floor
                                    New York, NY  10043
                                    Attention:  Byron L. Knief
                                    Telecopy No.: (212) 888-2940


                                    with a required copy to:

                                    Kirkland & Ellis
                                    153 East 53rd Street
                                    New York, NY  10022-4675
                                    Attention:  Eunu Chun, Esq.
                                    Telecopy No.: (212) 446-4900

     If to the Management Investors or any of them, to their addresses as listed in the books of the Company.

     All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (f) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law

          (g) Waiver of Jury Trial. Each of the parties to this Agreement waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the parties to this Agreement agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of the right to trial by jury.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          (i) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          (j) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          (k) Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate ten years after the date of this Agreement and any additional period permitted by law, provided that the indemnification rights and obligations set forth in Section 5 hereof shall survive the termination of this Agreement.

          (l) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          (m) Party No Longer Owning Registrable Securities. If a party hereto ceases to own any Registrable Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement; provided that the indemnification rights and obligations set forth in Section 5 hereof shall survive any such cessation of ownership.

          (n) Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          (o) No Effect on Employment. Nothing herein contained shall confer on any Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.


                          INTERSIL HOLDING CORPORATION


                             By: __________________
                                 Daniel J. Heneghan
                                 Vice President


                          STERLING HOLDING COMPANY LLC

                            CITICORP VENTURE CAPITAL LTD.


                             By: __________________
                                 James A. Urry
                                 Vice President


                          MANATEE INVESTMENT CORPORATION


                             By: __________________
                                 Ronald Spoehel
                                 Vice President


                          CITICORP MEZZANINE PARTNERS, L.P.


                             By: __________________
                                 Byron L. Knief
                                 Title:

           ----------------------
           Lawrence J. Ciaccia
           Social Security Number:        ###-##-####
           Residence Address:             200 Naylor St. NE
                                          Palm Bay, FL  32907
           Residence Telephone:           (407) 725-9779
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-5728



           ----------------------
           Raymond T. Ford
           Social Security Number:        ###-##-####
           Residence Address:             45 Shady Tree Dr.
                                          Mountaintop, PA  18707
           Residence Telephone:           (570) 474-9246
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (570) 474-9246



           ----------------------
           Rick Furtney
           Social Security Number:        ###-##-####
           Residence Address:             157 Dickinson St. NE
                                          Palm Bay, FL  32907
           Residence Telephone:           (407) 676-0934
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-5861

           ----------------------
           George Gidzinski
           Social Security Number:        ###-##-####
           Residence Address:             1020 Pellam Ave. NE
                                          Palm Bay, FL  32907
           Residence Telephone:           (407) 729-9372
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-4906



           ----------------------
           Daniel J. Heneghan
           Social Security Number:        ###-##-####
           Residence Address:             730 Ridgemoor Place
                                          Melbourne, FL  32940
           Residence Telephone:           (407) 242-7151
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-4688



           ----------------------
           Jeffrey G. Mansmann
           Social Security Number:        ###-##-####
           Residence Address:             2512 Saddlebridge Dr.
                                          Raleigh, NC  27615
           Residence Telephone:           (919) 847-7553
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (919) 405-3615

           ----------------------
           Karl McCalley
           Social Security Number:        ###-##-####
           Residence Address:             125 Lansing Island Drive
                                          Indian Harbour Beach, FL  32937
           Residence Telephone:           (407) 777-2111
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 724-7386



           ----------------------
           W. Russell Morcom
           Social Security Number:        ###-##-####
           Residence Address:             339 Coral Way West
                                          Indialantic, FL  32903
           Residence Telephone:           (407) 777-6219
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-4604



           ----------------------
           Raymond D. Odom
           Social Security Number:        ###-##-####
           Residence Address:             853 Champions Drive NE
           Residence Telephone:           (407) 723-3958
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 724-7307

           ----------------------
           Larry Sims
           Social Security Number:        ###-##-####
           Residence Address:             1810 Long Iron Dr., Apt. 327
                                          Rockledge, FL  32955
           Residence Telephone:           (407) 632-9340
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-5638



           ----------------------
           CB Teh
           Social Security Number:        Malaysian citizen - no US SSN
           Residence Address:             No. 1, Lorong Pimping,
                                          Ukay Heights
                                          68000 Ampang
                                          Selangor, Malaysia
           Residence Telephone:           911-603-451-8223
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            011-603-456-2585



           ----------------------
           Stephen Titus
           Social Security Number:        ###-##-####
           Residence Address:             1305 Golf Vista Ct. NE
                                          Palm Bay, FL  32905
           Residence Telephone:           (407) 676-0193
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 724-7912

           ----------------------
           Gregory L. Williams
           Social Security Number:        ###-##-####
           Residence Address:             686 Deerhurst Drive
                                          Melbourne, FL  32940
           Residence Telephone:           (407) 253-3069
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (407) 729-5756

           ----------------------
           Michael W. Althar
           Social Security Number:        ###-##-####
           Residence Address:             3219 Pepper Pike
                                          Findlay, OH  45840
           Residence Telephone:           (419) 425-1532
           Business Address:              2401 Palm Bay Road NE
                                          Palm Bay, FL 32905
           Business Telephone:            (419) 425-8118

                                                                       EXHIBIT C


                  THIS WARRANT WAS ORIGINALLY ISSUED ON AUGUST 13, 1999 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO (A) A WARRANT AGREEMENT DATED AS OF AUGUST 13, 1999 BY AND BETWEEN INTERSIL HOLDING CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF AND (B) A SECURITIES PURCHASE AND HOLDERS AGREEMENT DATED AS OF AUGUST 13, 1999 BY AND AMONG THE COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (THE "STOCKHOLDERS AGREEMENT"), IN EACH CASE AS AMENDED FROM TIME TO TIME. A COPY OF THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.


                             STOCK PURCHASE WARRANT

Date of Issuance:  ________, 1999                          Certificate No. W-__

     For value received, INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Company"), hereby grants to __________________or its transferees and assigns, the right to purchase from the Company a total of _______ Warrant Shares (as defined herein) at a price per share of $0.001 (the "Initial Exercise Price"). This Warrant is one of the warrants (collectively, the "Warrants") issued pursuant to the terms of the Warrant Agreement dated as of August 13, 1999 between the Company and CMP, and is initially being issued in connection with the issuance of a Subordinated Note due 2010 (the "Note") to CMP by the Company pursuant to the Subordinated Credit Agreement dated as of August 13, 1999 by and between CMP and the Company (as amended, restated or modified from time to time, the "Credit Agreement"). The exercise price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 4 hereof.

     This Warrant is subject to the following provisions:

     SECTION 1. Exercise of Warrant.

     1A. Exercise Period. The purchase rights represented by this Warrant may only be exercised, in whole or in part, at any time after August 13, 2001 (the "Exercisability Date") , and from time to time thereafter to and including 5:00 p.m., New York time, on August 15, 2009 or, if such day is not a business day, on the next preceding business day (the "Exercise Period").

     1B. Exercise Procedure.

          (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

               (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

               (b) this Warrant;

               (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II attached hereto evidencing the assignment of this Warrant to the Purchaser; and

               (d) either (i) a check or wire transfer payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) the surrender to the Company of securities of the Company or its subsidiaries having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (which value in the case of debt securities shall be the principal amount thereof and in the case of shares of Common Stock shall be the Fair Market Value thereof), or (iii) the delivery of a notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to reduce the number of Warrant Shares subject to the Warrant by the number of shares having an aggregate Fair Market Value equal to the Aggregate Exercise Price.

          (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to the provisions of Section 14 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

          (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any taxes in respect of the Warrant or Warrant Shares, with respect to any transfer of the Warrants, which taxes shall be paid by the transferee prior to the issuance of such Warrant Shares.

          (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those created by actions of the holder hereof. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

          (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

          (x) The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its Articles of Incorporation or through any Organic Change (as defined in Section 2D), issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of terms of this Warrant or impair or diminish its value (except for any action which ratably affects all Warrant Shares and shares of Common Stock), but shall at all times in good faith assist in the carrying out of all such terms of Warrant. Without limiting the generality of the foregoing, the Company shall (a) use its reasonable best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (b) not undertake any reverse stock split, combination, reorganization, or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock.

     1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth as Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

     SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this
Section 2 (as so adjusted, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2; provided, however, that there shall be no adjustment to the Exercise Price or to the number of Warrant Shares acquirable upon exercise of the Warrant, as provided in this Section 2 (an "Adjustment"), unless and until such Adjustment, together with any previous Adjustments to the Exercise Price or to the number of Warrant Shares so acquirable which would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 1% of the total number of Warrant Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur.

     2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

          (i) If and when, on or after the date hereof, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold (other than Purchase Rights (as defined in Section 4) or pursuant to a Permitted Issuance or as described in Section 2C hereof) any shares of Common Stock for a per share consideration that is less than the per share Fair Market Value of the Common Stock determined as of the date of such issuance or sale, then immediately upon such issuance or sale, the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value of the Common Stock determined as of the date of such issuance or sale, and (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

          (ii) Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the Warrant Shares.

     2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following provisions shall be applicable:

          (i) Issuance of Rights or Options. If the Company grants in any manner any rights or options (other than Purchase Rights or a Permitted Issuance) to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including, without limitation, convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value of the Common Stock in effect on the date such Options are granted, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (other than Purchase Rights or a Permitted Issuance) and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the per share Fair Market Value of the Common Stock then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by
     (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this
     Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) Calculation of Consideration Received. If any Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options, or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined by the Company, unless such consideration is paid by an Affiliate of the Company, in which case the fair value of such consideration shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and all Registered Holders of Warrants (as defined in Section 8 below). The fees and expenses of such appraiser shall be paid by the Company.

          (vi) Integrated Transactions. Other than Permitted Issuances, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration provided, that if such other securities are debt securities (such debt securities so issued are herein referred to as the "Debt") of the Company or any of its subsidiaries, the Option shall be deemed to have been issued for consideration equal to the excess, if any, of (a) the aggregate face amount (the "Estimated Face Amount") of debt securities with terms identical to the terms of the Debt (other than the increase to face value described in this proviso) which the Company or such subsidiary would have had to issue had no Options been issued in connection therewith, given the prevailing market conditions at the time of the issuance of the Debt, in order to receive the same aggregate net proceeds as is actually received from the issuance of the Debt, over (b) the aggregate face amount of the Debt. The Estimated Face Amount shall be as mutually agreed between the Company and the Registered Holder or, if no such mutual agreement is reached, as set forth in the written opinion, addressed to the Registered Holder, of an investment bank of national recognition, retained by the Company and reasonably acceptable to the Registered Holder; provided, that if no such mutual agreement is reached or written opinion is received, the Estimated Face Amount shall be deemed to be zero (0); and provided, further, that the fees and expenses of such investment bank shall be borne by the Company.

         Example: If the Company issues $20 million aggregate principal amount of 10% subordinated debentures with a 10-year maturity (and receives aggregate net proceeds of $20 million), and in connection therewith issues warrants, and in accordance with the provisions of Section 2B(vi), the Company and the Registered Holder mutually agree or an investment bank determines that the Estimated Face Amount of the subordinated debentures (with terms otherwise identical to the securities issued) would have been $21 million to the Company), had the warrants not been issued, then such warrants would be deemed to have been issued for $1 million.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. Subject to clause
(b) of Section 1B(x), if the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

     2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Subject to the provisions of the Stockholders Agreement, prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Registered Holder of Warrants shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such

Registered Holder's rights and interests to insure that the provisions hereof (including this Section 2) shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the per share value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument the obligation to deliver to each Registered Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

     2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate and equitable adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant.

     2F. Notices.

          (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holder at least thirty (30) days prior to the date on which any Organic Change, dissolution, or liquidation shall take place.

     SECTION 3. Warrant Reduction.

     3A. Reduction. In the event that the Company repays the Note in full on or prior to August 13, 2001 (the "Reduction Date"), the aggregate number of Warrant Shares issued or issuable pursuant to the Warrants shall automatically be reduced (the "Warrant Reduction") by _________ Warrant Shares (as adjusted pursuant to the terms hereof as of immediately prior to the date of such Warrant Reduction). Thereafter, the Company shall provide prompt written notice to the Registered Holders, (i) confirming the number of Warrant Shares to be so reduced and (ii) including a copy of a pay-off letter or other written evidence of the final and indefeasible repayment of the Notes.

     3B. Manner of Reduction. In the case of a Warrant Reduction, such reduction in the number of Warrant Shares shall be deemed to be effective as of the Reduction Date as set forth in Section 3A, and shall be applied pro rata among each Registered Holder on the basis of the number of Warrant Shares (assuming full exercise of all Warrants) held by each such Registered Holder. In addition, following the effectiveness of the Warrant Reduction, at any Registered Holder's written request, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights represented by this Warrant after giving effect to any such Warrant Reduction, and promptly deliver such new Warrant to any person who delivers this Warrant following such Warrant Reduction.

     SECTION 4. Purchase Rights. If at any time the Company grants, issues, or sells any options, convertible securities, or rights to purchase stock, warrants, securities, or other such property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Company shall grant, issue or sell (as the case may be) to the Registered Holder the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights.

     SECTION 5. Definitions. The following terms have the meanings set forth below:

     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Class A Common" means the Company's Class A Common Stock, $.01 par value per share, and any securities into which such Class A Common Stock is hereafter converted or exchanged.

     "Class B Common" means the Company's Class B Common Stock, $.01 par value per share, and any securities into which such Class B Common Stock is hereafter converted or exchanged.

     "Common Stock" means, collectively, the Class A Common and the Class B Common, and any securities into which such Class A Common or Class B Common is hereafter converted or exchanged.

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

     "Fair Market Value" means (i) the average of the closing sales prices of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, or (iv) if the Common Stock is not reported on the Nasdaq National Market, the average of the representative bid and asked quotations for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq interdealer quotation system, or any similar successor organization, in each such case averaged over a period of twenty-one (21) trading days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or either listed on a national securities exchange or authorized for quotation in the Nasdaq system, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of the Company's securities, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined by the Company's Board of Directors in its good faith judgment. A majority of the Required Holders shall have the right to require that an independent investment banking firm mutually acceptable to the Company and the Required Holders determine Fair Market Value, which firm shall submit to the Company and the Warrant holders a written report setting forth such determination. The expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

     "Permitted Issuance" means any issuance by the Company of shares or options or other rights to acquire Common Stock (a) on or prior to the date hereof; (b) upon exercise of this Warrant; (c) upon the conversion or exchange of any shares of any class of Common Stock into another class of Common Stock; (d) pursuant to an underwritten offering of Common Stock registered under the Securities Act of 1933, as amended or in a private placement in which a placement agent is retained by the Company; (e) issued or issuable to members of management (including directors) of the Company and its subsidiaries (so long as Citicorp Venture Capital, Ltd. holds at least 51.0% of the Common Stock on a fully-diluted basis); and (f) so long as Citicorp Venture Capital, Ltd. holds at least 51.0% of the Common Stock on a fully-diluted basis, to Persons that are not Affiliates of the Company in connection with the acquisition by the Company or any of its subsidiaries of products and businesses.

     "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

     "Registered Holder" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to the provisions of Section 13.

     "Required Holders" means the holders of a majority of the purchase rights represented by this Warrant as originally issued which remain outstanding and unexercised.

     "Stockholders Agreement" means the Securities Purchase and Holders Agreement, dated as of August 13, 1999, as amended, by and among the Company, CMP, and certain shareholders of the Company, as such Securities Purchase and Holders Agreement may be amended or modified from time to time in accordance with the terms thereof.

     "Warrant Shares" means shares of the Company's Class A Common (unless any holder of the Warrants elects, at its option, to receive Class B Common in its Exercise Agreement) issuable upon exercise of the Warrant; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

     SECTION 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

     SECTION 7. Transferability. Subject to the terms of the Stockholders Agreement this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) and joinder to the Stockholders Agreement (in the form of Exhibit III hereto) properly executed by the transferee of the Warrant at the principal office of the Company. The Registered Holder agrees that it will not sell, transfer, or otherwise dispose of any Warrant Shares, in whole or in part, except in accordance with the terms of the Stockholders Agreement and the joinder to the Stockholders Agreement executed by such Registered Holder. Each certificate evidencing the Warrant Shares issued upon such transfer shall bear the restrictive legends required by the Stockholders Agreement, to the extent required therein.

     SECTION 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     SECTION 9. Exchange. In the event that it becomes unlawful or, in the reasonable judgment of any Registered Holder of this Warrant, unduly burdensome by reason of a change in legal or regulatory considerations or the interpretation thereof affecting the ability of financial institutions or their affiliates to hold equity securities, or any material change (including a reduction in the number of shares of Common Stock outstanding) in the capital structure of the Company, to hold any or all of the Warrants or Warrant Shares, the Registered Holder of this Warrant shall have the right to require all or part of such Registered Holder's Warrants or Warrant Shares to be exchanged for nonvoting stock or similar interests that convey equivalent economic benefits to such Warrants or Warrant Shares and include, in the case of Warrants, equivalent anti-dilution protection. Any such exchange shall occur as soon as practicable but in any event within sixty (60) days after written notice by the Registered Holder of this Warrant to the Company (or such earlier date if required to comply with applicable law).

     SECTION 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Registered Holder is a financial institution or other institutional investor its own Agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

     SECTION 11. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices, and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

     SECTION 12. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

     SECTION 13. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 14. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

     SECTION 15. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                    * * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                                            INTERSIL HOLDING CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:





Attest:


----------------------------

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT


To:                                                           Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                                Signature _____________________

                                                Address _______________________

                                Exhibit I, Page 1

                                                                      EXHIBIT II


                                   ASSIGNMENT


     FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee                  Address                         No. of Shares
-----------------                  -------                         -------------






Dated:                                   Signature  _______________________

                                                    -----------------------

                                         Witness    _______________________

                               Exhibit II, Page 1

                                                                     EXHIBIT III


                    FORM OF JOINDER TO STOCKHOLDERS AGREEMENT

See attached.

                              Exhibit III, Page 1

                                                                       EXHIBIT D

                                WARRANT AGREEMENT

     WARRANT AGREEMENT, dated as of _________, 1999, by and between CITICORP MEZZANINE PARTNERS, L.P., a Delaware limited partnership (the "Purchaser"), and INTERSIL HOLDING CORPORATION, a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meanings given to such terms in
Section V(A) hereof.

     WHEREAS, pursuant to that certain Subordinated Credit Agreement, dated as of the date hereof (as amended, restated or modified from time to time, the "Credit Agreement"), by and among the Purchaser and the Company, the Purchaser is lending to the Company the aggregate sum of $30,000,000 (the "Loan") in accordance with the terms of the Credit Agreement;

     WHEREAS, the Purchaser is acquiring from the Company a warrant in the form attached as Exhibit A hereto (the "Warrant"), representing the right to purchase from the Company 5,555,560 Warrant Shares (as adjusted from time to time pursuant to the provisions of the Warrant) on the terms and conditions set forth in the Warrant.

     WHEREAS, the Warrant is being issued as an inducement and partial consideration for the Purchaser to enter into the Credit Agreement and to make the Loan to the Company, and without such issuance, the Purchaser will not enter into the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     I. Purchase Price and Closing.

          A. Closing. The closing of the issuance of the Warrant to the Purchaser (the "Closing") shall take place simultaneously with the closing pursuant to the Credit Agreement. The date of such Closing is hereinafter referred to as the "Closing Date."

          B. Transactions on Closing Date. At the Closing, the Company shall deliver to the Purchaser the duly issued Warrant.

     II. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

          A. Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and deliver the Warrant to the Purchaser. The execution, delivery, and performance by the Company of its obligations under this Agreement, including the issuance and delivery of the Warrant to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Purchaser) is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          C. No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrant to the Purchaser will not on the Closing Date conflict with or result in a violation of (i) the Certificate of Incorporation or By-Laws of the Company as in effect on the Closing Date, or
(ii) any agreement, instrument, law, rule, regulation, order, writ, judgment, or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company and will not deprive the Purchaser of any material benefit under this Agreement.

          D. Validity of Issuance. The Warrant to be issued to the Purchaser pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrant will, when issued, be duly and validly issued, fully paid and nonassessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrant).

     III. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:


          A. Investment Intention. The Purchaser is acquiring the Warrant, and if any portion of the Warrant is exercised, the Warrant Shares, for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell the Warrant or any Warrant Shares, or solicit any offers to purchase or acquire the Warrant or any Warrant Shares, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws, or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or "blue sky" laws.

          B. Legend. The Purchaser has been advised by the Company that certificates representing the Warrant will bear any legend required pursuant to the Stockholders Agreement and will bear the following legend:

     THIS WARRANT WAS ORIGINALLY ISSUED ON AUGUST 13, 1999 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO (A) A WARRANT AGREEMENT DATED AS OF AUGUST 13, 1999 BY AND BETWEEN INTERSIL HOLDING CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF, AND (B) A SECURITIES PURCHASE AND HOLDERS AGREEMENT DATED AS OF AUGUST 13, 1999 BY AND AMONG THE COMPANY, CERTAIN

     OTHER STOCKHOLDERS OF THE COMPANY AND THE ORIGINAL HOLDER HEREOF (THE "STOCKHOLDERS AGREEMENT"), IN EACH CASE AS AMENDED FROM TIME TO TIME. A COPY OF THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Upon reasonable request of the Company in connection with any permitted transfer of the Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect), or to an affiliate of the Purchaser), the Purchaser will deliver, if requested by the Company, an opinion of counsel knowledgeable in securities laws reasonably satisfactory to the Company to the effect that such transfer may be effected without registration under the Securities Act. The Company agrees to issue certificates evidencing the Warrant Shares that do not contain such legend upon receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that registration under the Securities Act is not required because of the availability of an exemption from such registration.

          C. Additional Investment Representations. The Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

     IV. Information. Until the Company is a Public Company, the Company shall
(a) permit one representative of any holder of the Warrant or the Warrant Shares (as selected by the holders of the majority of the Warrant Shares) (assuming for purposes of this section that the Warrant has been fully exercised), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to discuss the affairs, finances and accounts of any such corporations with the directors and officers of the Company and (b) provide each holder of the Warrant or Warrant Shares the information set forth in Section 5.1 of the Credit Agreement. Each holder of the Warrant or the Warrant Shares shall, and shall cause his, her or its affiliates and representatives to, keep confidential and not disclose to any other person or entity or use for his, her or its own benefit or the benefit of any other person or entity any confidential proprietary information, technology, know-how, trade secrets (including, without limitation, all results of research and development), product formulas, industrial designs, franchises, inventions or other industrial and intellectual property regarding the Company, its subsidiaries or their respective businesses and operations ("Confidential Information") obtained by such holder or his, her or its affiliates or representatives pursuant to this Section IV; provided, that obligations hereunder shall not apply to Confidential Information that (i) is or becomes generally available to the public without breach of the commitment provided for in this Section; or (ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, further, however, that, in any such case, the applicable holder subject to such requirement shall notify the Company as early as reasonably practicable prior to disclosure to allow the Company to take appropriate measures to preserve the confidentiality of such Confidential Information at the cost of the Company.

     V. Attendance at Board Meetings. So long as the Purchaser owns any of the Warrant Shares issued on the date hereof (assuming for purposes of this Article full exercise of the Warrant), the Purchaser shall have the right to designate one observer (the "Observer") to attend meetings of the Company's Board of Directors (and committees thereof). The Observer shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit the Observer to attend as an observer all meetings of its Board of Directors and committees thereof, unless attendance at such meeting, in the Company's reasonable judgment, would create a conflict of interest for the Purchaser; provided, that in the case of telephonic meetings, the Observer need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors, and the Observer shall be given the opportunity to listen to such telephonic meetings, unless such notice or opportunity, in the reasonable judgment of the Company, would create a conflict of interest for the Purchaser. The Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors (unless the receipt thereof, in the reasonable judgment of the Company, would create a conflict of interest for the Purchaser), and the Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent. The Company shall provide to the Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and the Observer shall keep such materials and information confidential.

     VI. Option Agreement. The Company shall cause Intersil Corporation to enter into an option agreement (the "Option Agreement") with Intersil Prism, LLC or any other entity which has the option to purchase assets of Intersil Corporation as described in the offering circular for the units of Intersil Prism, LLC under the heading entitled "The Transactions-Option Agreement." The Option Agreement shall provide that prior to consummating the transactions contemplated by the Option Agreement, Intersil Prism LLC or such holder of such option shall have offered to the holders of the Warrant and the Warrant Shares the right and opportunity to participate in the purchase of such assets upon payment of their pro rata share of the option purchase price (including any extension price) and the option exercise price.

     VII. Miscellaneous

          A. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

          "Class A Common" means the Company's Class A Common Stock, par value $.01 per share, and any securities into which such Common Stock is hereafter converted or exchanged.

          "Class B Common" means the Company's Class B Common Stock, par value $.01 per share, and any securities into which such Common Stock is hereafter converted or exchanged.

          "Common Stock" means the Class B Common and the Class A Common.

          "Public Company" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or (ii) any of whose equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

          "Stockholders Agreement" means the Securities Purchase and Holders Agreement, dated as of August 13, 1999, among the Company, the Purchaser, and certain other stockholders of the Company, as the same may be amended, modified, or restated from time to time in accordance with its term.

          "Warrant Shares" means shares of the Class A Common obtained or obtainable upon exercise of the Warrant; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

          B. Other Agreements. The parties hereto acknowledge that upon the exercise of the Warrant, the Warrant Shares and the holders thereof shall be subject to the terms and conditions of each of the Stockholders Agreement and the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Purchaser, and certain other stockholders of the Company who may be added as additional holders of Registrable Securities as defined therein, in each case as may be amended, modified, or restated from time to time in accordance with their respective terms.

          C. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier or via facsimile, and (ii) when received if delivered otherwise, to the party to whom it is directed:


     To the Company:

              Intersil Holding Corporation
              2401 Palm Bay Road Northeast
              Building 61 M/S 53-198
              Palm-Bay, FL  32905
              Attention:  President
              Telecopy No:  (407) 729-5773
              with copies (which shall not constitute
              notice to the Company) to:

              Citicorp Venture Capital, Ltd.
              399 Park Avenue
              14th Floor -- Zone 4
              New York, NY  10043
              Attention: James A. Urry
                         Paul V. Schorr
              Facsimile No.: (212) 888-2940

              and

              Dechert Price & Rhoads
              4000 Bell Atlantic Tower
              1717 Arch Street
              Philadelphia, Pennsylvania  19103-2793
              Attention:  G. Daniel O'Donnell
              Facsimile No.: (215) 994-2222

     To Purchaser:

              c/o Citicorp Capital Investors Ltd.
              399 Park Avenue
              14th Floor -- Zone 4
              New York, NY 10043
              Attention:  Byron L. Knief
              Facsimile No.: (212) 888-2940

              with a copy (which shall not constitute
              notice to Purchaser) to:

              Kirkland & Ellis
              153 East 53rd Street
              New York, NY 10022
              Attention:  Eunu Chun, Esq.
              Facsimile No.:  (212) 446-4900

or to such other address as either party hereto shall have specified by notice in writing to the others.


          D. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company without the prior written consent of the Purchaser.

          E. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Purchaser.

          F. Waiver. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid as to such party if set forth in an instrument in writing signed by such party.

          G. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          H. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of laws of the State of Delaware or any other jurisdiction which would result in the application of the laws of any jurisdiction other than those of the State of Delaware.

          I. Expenses. All reasonable fees and expenses incurred by the Purchaser in connection with the preparation of this Agreement and the transactions referred to herein, including the reasonable fees of the Purchaser's counsel, shall be paid by the Company, whether or not the issuance of the Warrant, the execution and delivery of the Credit Agreement or any other transaction contemplated hereby is consummated.

          J. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

          K. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

                                      INTERSIL HOLDING CORPORATION


                                      By:
                                          --------------------------------
                                           Name:
                                           Title:


                                      CITICORP MEZZANINE PARTNERS, L.P.

                                      By:   Citicorp Capital Investors, Ltd.
                                      Its:  General Partner

                                      By:
                                          --------------------------------
                                            Name:
                                            Title: